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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

1.75% Convertible Senior Notes due 2025	$450,000,000	$450,000,000	$56,025

Common Stock, $0.01 par value per share	(3)	—	—(4)

(1)
Includes the total 1.75% Convertible Senior Notes due 2025 that may be purchased by the underwriters upon exercise of their option to purchase additional 1.75% Convertible Senior Notes due 2025 to cover over-allotments, if any.

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

(3)
Represents an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes, subject to adjustment in accordance with the terms of the notes and the indenture governing the notes.

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

Filed Pursuant to Rule 424(b)(5)
Registration Number 333-218118

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 22, 2018)

$400,000,000

1.75% Convertible Senior Notes due 2025

             We are offering $400,000,000 principal amount of our 1.75% Convertible Senior Notes due 2025 (the "notes"). The notes will bear interest at a rate of 1.75% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018. The notes will mature on January 15, 2025.

             Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2024 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after October 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time. Upon conversion of notes, we will deliver cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

             The conversion rate with respect to the notes will initially be 25.5384 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.16 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.

             We may not redeem the notes prior to January 15, 2022. On or after January 15, 2022, we may redeem for cash all or any portion of the notes if the last reported sale price of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of the redemption. The redemption price will be the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

             If we undergo a fundamental change (as defined below), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes at a purchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

             The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes, will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, will be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

             We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market under the symbol "INSM". The last reported sale price of our common stock on the Nasdaq Global Select Market on January 19, 2018 was $29.28 per share.

             Investing in our notes involves a high degree of risk. You should carefully consider the risks described under the heading "Risk Factors" beginning on page S-12 of this prospectus supplement before buying our notes.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price(1)	$1,000.00	$400,000,000
Underwriting discounts and commissions(2)	$30.00	$12,000,000

Proceeds, before expenses, to us	$970.00	$388,000,000

(1)
Plus accrued interest, if any from January 26, 2018.

(2)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See "Underwriting".

             The underwriters also may purchase up to an additional $50 million principal amount of notes, solely to cover over-allotments, at the public offering price, less the underwriting discounts and commissions payable by us, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be approximately $13.5 million and our total proceeds, after underwriting discounts and commissions but before expenses, will be approximately $436.5 million.

             The underwriters are offering the notes as set forth under "Underwriting". We expect that delivery of the notes will be made to investors in book-entry form through the Depository Trust Company on or about January 26, 2018.

Goldman Sachs & Co. LLC	Morgan Stanley	Leerink Partners
Stifel

Prospectus Supplement dated January 23, 2018

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus relate to a registration statement that we filed with the U.S. Securities and Exchange Commission ("SEC") using a shelf registration process (File No. 333-218118), as amended by Post-Effective Amendment No. 1 thereto. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our notes, you should read both this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein and additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any related free writing prospectus filed by us with the SEC. Neither we nor any underwriter has authorized anyone to provide you with information that is different from or in addition to such information. Neither we nor any underwriter is making offers to sell or seeking offers to buy notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement or any sale of notes offered hereby. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

          Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to "Insmed", the "Company", "we", "us" and "our" refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. INSMED is a trademark of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Use or display by us of other parties' trademarks or trade dress in this prospectus supplement and the accompanying prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

 FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the other documents that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. "Forward looking statements", as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words such as "may", "will", "should", "could", "would", "expects", "plans", "anticipates", "believes", "estimates", "projects", "predicts", "intends", "potential", "continues", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward looking statements.

          Forward looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward looking statements. Such risks, uncertainties and other factors include, among others, the following:

  •
  risks that the full six-month data from the CONVERT study (the "CONVERT study" or the "212 study") or subsequent data from the remainder of the study's treatment and off-treatment phases will not be consistent with the top-line six-month results of the study;

  •
  uncertainties in the research and development of our existing product candidates, including due to delays in data readouts, such as the full data from the 212 study, patient enrollment and retention or failure of our preclinical studies or clinical trials to satisfy pre-established endpoints, including secondary endpoints in the 212 study and endpoints in the 212 extension study (the "312 study");

  •
  risks that subsequent data from the 312 study will not be consistent with the interim results;

  •
  failure to obtain, or delays in obtaining, regulatory approval from the U.S. Food and Drug Administration ("FDA"), Japan's Ministry of Health, Labour and Welfare ("MHLW") and Pharmaceuticals and Medical Devices Agency ("PMDA"), the European Medicines Agency ("EMA"), and other regulatory authorities for our product candidates or their delivery devices, such as the eFlow Nebulizer System, including due to insufficient clinical data, selection of endpoints that are not satisfactory to regulators, complexity in the review process for combination products or inadequate or delayed data from a human factors study required for U.S. regulatory approval;

  •
  failure to maintain regulatory approval for our product candidates, if received, due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from confirmatory clinical studies;

  •
  safety and efficacy concerns related to our product candidates;

  •
  lack of experience in conducting and managing preclinical development activities and clinical trials necessary for regulatory approval, including the regulatory filing and review process;

  •
  failure to comply with extensive post-approval regulatory requirements or imposition of significant post-approval restrictions on our product candidates by regulators;

  •
  uncertainties in the rate and degree of market acceptance of product candidates, if approved;

  •
  inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of our product candidates, if approved;

  •
  inaccuracies in our estimates of the size of the potential markets for our product candidates or limitations by regulators on the proposed treatment population for our product candidates;

  •
  failure of third parties on which we are dependent to conduct our clinical trials, to manufacture sufficient quantities of our product candidates for clinical or commercial needs, including our raw materials suppliers, or to comply with our agreements or laws and regulations that impact our business;

  •
  inaccurate estimates regarding our future capital requirements, including those necessary to fund our ongoing clinical development, regulatory and commercialization efforts as well as milestone payments or royalties owed to third parties;

  •
  failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third-party collaborators;

  •
  uncertainties in the timing, scope and rate of reimbursement for our product candidates;

  •
  changes in laws and regulations applicable to our business and failure to comply with such laws and regulations;

  •
  inability to repay our existing indebtedness or to obtain additional capital when needed on desirable terms or at all;

  •
  failure to obtain, protect and enforce our patents and other intellectual property and costs associated with litigation or other proceedings related to such matters;

  •
  restrictions imposed on us by license agreements that are critical for our product development, including our license agreements with PARI Pharma GmbH ("PARI") and AstraZeneca AB ("AstraZeneca"), and failure to comply with our obligations under such agreements;

  •
  competitive developments affecting our product candidates and potential exclusivity related thereto;

  •
  the cost and potential reputational damage resulting from litigation to which we are a party, including, without limitation, the class action lawsuit pending against us;

  •
  loss of key personnel;

  •
  lack of experience operating internationally; and

  •
  risks that the net proceeds from our offerings of our securities are not spent as currently intended or in ways that enhance the value of your investment in our securities.

          We may not actually achieve the results, plans, intentions or expectations indicated by our forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, those described in the "Risk Factors" section of this prospectus supplement.

          We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

          You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements and related notes thereto included and incorporated by reference herein and therein, before making an investment decision to purchase our notes.

Overview

          Insmed is a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. Our lead product candidate is amikacin liposome inhalation suspension ("ALIS") (formerly known as liposomal amikacin for inhalation), which is in late-stage development for adult patients with treatment refractory nontuberculous mycobacteria ("NTM") lung disease caused by Mycobacterium avium complex ("MAC"), a rare and often chronic infection that can cause irreversible lung damage and which can be fatal. Our earlier clinical-stage pipeline includes INS1007 and INS1009. INS1007 is a novel oral, reversible inhibitor of dipeptidyl peptidase 1, an enzyme responsible for activating neutrophil serine proteases, which are implicated in the pathology of chronic inflammatory lung diseases, such as non-cystic fibrosis ("non-CF") bronchiectasis. INS1009 is an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension ("PAH").

Recent Developments

INS-312 Interim Efficacy Summary

          We recently announced interim data for the 312 study, which enrolled 163 adult patients with NTM lung disease caused by MAC who completed six months of treatment in the 212 study, but did not demonstrate culture conversion by Month 6. The following data are interim results observed to date, and have not been further analyzed. Patients in the ALIS plus guidelines-based therapy ("GBT") arm of the 212 study and patients in the GBT-only arm of the 212 study who did not achieve culture conversion by Month 6 had the option to enroll in the 312 study at Month 8. Under the study protocol, patients from both arms of the 212 study will receive 12 months of ALIS plus GBT in the 312 study. The purpose of the study is to evaluate the safety and tolerability of longer term treatment with ALIS and GBT. We will also use the data from this trial to further assess the impact of the addition of ALIS to background GBT.

          As of December 2017, of the 163 patients enrolled in the 312 study, 124 patients were evaluable for culture conversion. Interim culture conversion data as of December 2017 for these 124 patients are detailed below. The interim culture conversion data has not been statistically analyzed.

	Number of Patients Completing Six Months of Treatment in the 312 study as of December 2017	Percent Achieving Sputum Culture Conversion by Month 6 in the 312 study
Patients who received GBT only in the 212 study and crossed over to receive six months of treatment with ALIS + GBT (n=90)	67	28.4% (19/67)
Patients who received ALIS + GBT in the 212 study and continued treatment in the 312 study, for a combined total of 14 months of ALIS + GBT treatment in both studies (n=73)	57	12.3% (7/57)

INS-312 Interim Safety and Tolerability

          We have not yet performed a statistical analysis of any safety data for the 312 study. However, based on an interim review of data available to us from the 312 study, we believe that serious treatment emergent adverse events ("STEAEs") were similar to the STEAEs we reported in September 2017 as part of our top-line data results for the 212 study. As of December 2017, the overall dropout rate in the 312 study was 24 percent (n=39/163).

212 Study Long-Term Durability Data

          We also recently announced interim data on the durability of culture conversion, as defined by patients that have completed treatment and continued in the 212 study off all therapy for three months, which we expect will be the endpoint necessary to support full regulatory approval in the United States. The following data are interim results observed to date, and have not been further analyzed. As of December 2017, of the 75 patients achieving culture conversion in the 212 study, 53 of these patients were evaluable for durability of culture conversion three months after the completion of treatment. Interim data for durability of culture conversion as of December 2017 on these 53 patients are detailed below.

	Evaluable Number of Patients as of December 2017 (At Least Three Months Post-Treatment)	Percent with Durable Culture Conversion Three Months After Completion of All Treatment
Converters in the ALIS + GBT arm (n=65)	46	60.9% (28/46)
Converters in the GBT-only arm (n=10)	7	0.0% (0/7)

          As of December 2017, the overall dropout rate in the 212 study was 18% (n=60/336).

          We plan to pursue accelerated approval of ALIS pursuant to Section 506(c) of the Federal Food Drug and Cosmetic Act and 21 C.F.R. Part 314 Subpart H (Accelerated Approval of New Drugs for Serious or Life-Threatening Illnesses) ("Subpart H") based on the six-month data from the

212 study. We plan to file our new drug application ("NDA") for approval of ALIS with the FDA before the end of March 2018. We expect to receive a six-month priority review from the FDA.

Guidance Update

          During 2018, we expect to invest in three key areas:

  •
  the build-out of our commercial organization to support global expansion activities for ALIS, including the potential launch of ALIS in the U.S. in late 2018;

  •
  the build-up of third-party manufacturing capacity and preparation of commercial inventory, which includes capital and long term investments; and

  •
  the continued investment in research and development (primarily associated with our ongoing clinical studies for ALIS and ongoing phase 2 program for INS 1007, along with advancement of other pipeline programs) as well as general and administrative expenses.

          As a result of these investments, we expect total cash-based operating expenses, capital expenditures and long term investments to be in the range of $145 million to $165 million for the first six months of 2018 (which excludes potential debt repayment and stock-based compensation and other non-cash items). This range is based on our current expectations and beliefs and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially. See "Risk Factors" beginning on page S-12 of this prospectus supplement.

Corporate Information

          We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site specific treatment of serious lung diseases ("Transave"). Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our website address is www.insmed.com. The information in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of either document.

 THE OFFERING

Issuer	Insmed Incorporated
Securities

$400 million aggregate principal amount of 1.75% Convertible Senior Notes due 2025 (plus up to an additional $50 million principal amount of additional notes that our underwriters have the option to acquire from us, solely to cover over-allotments).

Issue Price	100% plus accrued interest, if any from January 26, 2018.
Maturity	The notes will mature on January 15, 2025, unless earlier repurchased, redeemed or converted.
Interest	The notes will bear interest at a rate of 1.75% per year.
Interest will accrue from January 26, 2018 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018.

We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes — Events of Default".

Conversion rights

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding October 15, 2024 in multiples of $1,000 principal amount only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes — Conversion Rights — Conversion upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of Notes — Conversion Rights — Conversion upon Specified Corporate Events".

On or after October 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder.

The conversion rate for the notes is initially 25.5384 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.16 per share of common stock). The conversion rate will be subject to adjustment as described in this prospectus supplement.

Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election (as described herein). If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as described herein) in a 40 consecutive VWAP trading day observation period (as described herein). See "Description of Notes — Conversion Rights — Settlement upon Conversion".

In addition, following certain corporate events that occur prior to the maturity date, we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances, as described under "Description of Notes Conversion Rights — Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change".

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances described under "Description of Notes — Conversion Rights — General". Instead, interest will be deemed to be paid in full by the cash paid and, if applicable, shares of our common stock issued to the converting holder upon conversion.

Optional redemption

We may not redeem the notes prior to January 15, 2022. On or after January 15, 2022, we may redeem for cash all or any portion of the notes if the last reported sale price of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of the redemption. The redemption price will be the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. See "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes".

Ranking	The notes will be our senior unsecured obligations and will:
• rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes;
• rank equally in right of payment with all of our existing and future liabilities that are not so subordinated;

•

be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including the $55.0 million outstanding under our loan agreement with Hercules Capital, Inc. ("Hercules"); and

• be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of September 30, 2017, after giving pro forma effect to the offering of the notes offered hereby (assuming that the underwriters do not exercise their option to purchase additional notes), we would have had approximately $455.4 million in outstanding indebtedness (which amount includes the face amount of the notes as well as the outstanding balance of our loan with Hercules).

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
Events of Default

Except as described under "Description of the Notes — Events of Default", if an event of default occurs, the principal amount of the notes plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Book-entry form

The notes will be issued in book-entry form and will be represented by a permanent global certificate deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Nasdaq Global Select Market symbol for our common stock	Our common stock is listed on the Nasdaq Global Select Market under the symbol "INSM".
Trustee paying agent and conversion agent	Wells Fargo Bank, National Association
Use of proceeds

We expect to receive net proceeds from this offering of approximately $387.3 million (or approximately $435.8 million if the underwriters exercise their option to purchase additional notes in full), after deducting the underwriting discounts and our estimated offering expenses.

We intend to use the net proceeds from this notes offering to fund ongoing and future clinical development of ALIS for patients with NTM lung disease caused by MAC and our efforts to obtain potential regulatory approvals for and, if approved, commercialize, ALIS in its approved indication, including for the build-out of our commercial organization to support global expansion activities for ALIS, including the potential launch of ALIS in the U.S. in late 2018; invest in the build-up of third-party manufacturing capacity and preparation of commercial inventory, which includes capital and long term investments; invest in research and development (primarily associated with our ongoing clinical studies for ALIS and ongoing phase 2 program for INS 1007, along with advancement of other pipeline programs, including INS 1009); and fund working capital, potential debt repayment, capital expenditures, general research and development; and for other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates, technology or businesses. See "Use of Proceeds" on page S-51 of this prospectus supplement for additional information.

Risk Factors	An investment in our notes involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement before deciding to invest in our notes.
U.S. federal income and estate tax considerations

For material U.S. federal income and estate tax considerations of the purchase, ownership, disposition and conversion of the notes, and the ownership and disposition of shares of our common stock into which the notes may be converted, see "Material U.S. Federal Income and Estate Tax Considerations".

          The number of shares of our common stock to be outstanding immediately after this offering is based on 76,568,368 shares of our common stock outstanding as of September 30, 2017.

          The number of shares of our common stock to be outstanding immediately after this offering excludes:

  •
  8,601,293 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2017 at a weighted average exercise price of $13.92 per share;

  •
  46,914 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2017 at a weighted average grant price of $17.16;

  •
  4,929,910 shares of our common stock reserved for issuance under our 2017 Incentive Plan as of September 30, 2017, plus any shares subject to outstanding awards as of May 18, 2017 under our 2015 Incentive Plan and 2013 Incentive Plan that subsequently are cancelled, terminated unearned, expired, forfeited, lapsed for any reason or are settled in cash without the delivery of shares; and

  •
  the shares of our common stock to be reserved for issuance upon conversion of the notes being offered by us in connection with this offering.

          Unless otherwise stated, all information in this prospectus supplement excludes the shares referenced in the bullets immediately above and assumes no exercise by the underwriters of their option to purchase additional notes, solely to cover over-allotments, in this offering.

RISK FACTORS

          An investment in our notes involves significant risks. Before making an investment in our notes, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. For a discussion of risks that you should carefully consider before deciding to purchase any of our notes, please review the risk factors disclosed below, together with the other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.

Risks Related to Development, Regulatory Approval and Commercialization of our Product Candidates

The currently reported results of the 212 study and the 312 study are based on top-line and interim data for the studies and may differ from complete study results once additional data are received and evaluated.

          The reported results of our 212 study consist of only top-line data from the first six months of the study and interim data regarding durability of culture conversion in patients off of all therapy for three months. Top-line data are based on a preliminary analysis of currently available efficacy and safety data, and therefore these results are subject to change following a comprehensive review of the more extensive data we expect to receive when the full set of six-month data becomes available. Top-line data are based on important assumptions, estimations, calculations and information currently available to us, and we have not received or had an opportunity to evaluate all of the six-month data from the 212 study. As a result, the top-line six-month results may differ from the full six-month data, or different conclusions or considerations may qualify such top-line results, once the complete six-month data have been received and fully evaluated. Similarly, the durability data we have reported from the 212 study consist only of interim data for evaluable study participants who have completed treatment and continued in the study off all therapy for three months. The 212 study is ongoing, and subsequent data from the treatment and off-treatment phases of the study may differ from the reported top-line and interim results.

          The reported results of our 312 study, which are discussed herein, consist only of interim data for evaluable study participants who have completed six months of treatment under the 312 study as of December 2017. The currently reported results are subject to change following a comprehensive review of the more extensive data we expect to receive when this study is completed. The 312 study is a twelve-month study and remains ongoing, and subsequent data from the study may differ from the reported interim results.

          If these top-line and interim data differ from the results of the full six-month data or subsequent data from patients during the remainder of the treatment phase or the off-treatment phase of the 212 study, or the full twelve-month data from the 312 study, our ability to obtain or maintain approval for, and commercialize, ALIS may be harmed, which could materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

Our prospects are highly dependent on the success of our most advanced product candidate, ALIS. If we are unable to successfully complete the development of, obtain or subsequently maintain regulatory approval for, and successfully commercialize ALIS, our business, financial condition, results of operations and prospects and the value of our common stock will be materially adversely affected.

          We are investing significant efforts and financial resources in the development of ALIS, our most advanced product candidate. Our ability to generate product revenue from ALIS will depend heavily on the successful completion of development of, receipt of regulatory approval for, and commercialization of, ALIS.

          Positive results from preclinical studies of a product candidate may not be predictive of similar results in human clinical trials, and promising results from earlier clinical trials of a product candidate may not be replicated in later clinical trials. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in earlier stages of development. Accordingly, even if the full six-month data for the primary endpoint of the 212 study, the interim durability data from the 212 study and the interim efficacy data from the 312 study are all positive, such data may not be predictive of the results from the remainder of either the 212 study or the 312 study, or future trials related to ALIS.

          In addition, even if we believe our clinical trials for ALIS demonstrate promising results, regulators may decline to grant regulatory approval. Regulators may disagree with our interpretation of data or the study design or execution from our clinical trials and may refuse to accept our application for review or decline to grant approval based on effectiveness and/or safety concerns. For instance, in the fourth quarter of 2014, we filed a marketing authorization application ("MAA") with the EMA for ALIS as a treatment for, among other things, NTM lung disease in adult patients. The filing was based in part on data from our phase 2 study in patients with NTM lung disease. We subsequently withdrew our MAA after the Committee for Medicinal Products for Human Use ("CHMP") concluded that the data submitted did not provide enough evidence to support an approval. We currently expect to submit an NDA to the FDA pursuant to Subpart H for ALIS based on the efficacy data from the 212 study through Month 6. Although we view the top-line six-month results and the interim durability data from the 212 study as promising, the FDA may not agree that the six-month data are sufficient to support submission, or that the six-month data and the available interim durability data are sufficient to support approval, of our NDA under Subpart H.

          Further, even if we obtain approval for ALIS from a regulator, including from the FDA pursuant to Subpart H, confirmatory clinical studies will be required and could fail to demonstrate sufficient safety and efficacy to support continued approval. For instance, if we obtain approval from the FDA based on the NDA filing described above, the FDA may nonetheless conclude that the data generated from the remainder of the 212 study or the 312 study is not sufficient to support continued approval for ALIS in its approved indication, and the approval may be withdrawn.

          We do not expect ALIS to be commercially available in any market until we receive requisite approval from the FDA, MHLW, EMA or an equivalent regulatory agency. The failure to obtain or subsequently maintain such approvals will materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

We may not be able to obtain regulatory approvals for ALIS or any other products we develop in the U.S., Japan, Europe or other markets. If we fail to obtain such approvals, we will not be able to commercialize our products.

          We are required to obtain various regulatory approvals prior to studying our products in humans and then again before we market and distribute our products, and the failure to do so will prevent us from commercializing our products, which would materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock. The regulatory review and approval processes in the U.S., Japan and Europe require evaluation of preclinical studies and clinical studies, as well as the evaluation of our manufacturing processes and quality systems. Securing regulatory approval to market our products requires the submission of much more extensive preclinical and clinical data, manufacturing and quality information regarding the process and facility, scientific data characterizing our product and other supporting data to the regulatory authorities in order to establish its safety and effectiveness. These processes are complex, lengthy, expensive, resource intensive and uncertain. We have limited experience in submitting and pursuing applications necessary to gain these regulatory approvals.

          As described above, data submitted to regulators are subject to varying interpretations that could delay, limit or prevent regulatory agency approval. For example, based on our communications with FDA to date, we need to demonstrate to FDA that our proposed in vitro release test ("IVRT") is sufficient to ensure that amikacin is consistently released from batch to batch of ALIS and is discriminating of acceptable and unacceptable batches. Although we believe that our proposed testing methodology adequately characterizes the release of amikacin from the liposomal suspension, if FDA does not accept our proposed IVRT, the approval of ALIS could be prevented or delayed.

          We may also encounter delays or rejections based on changes in regulatory agency policies during the period in which we develop a product and the period required for review of any application for regulatory agency approval of a particular product. For example, the FDA has designated ALIS for fast track, breakthrough therapy and qualified infectious disease product status, all programs intended to expedite or streamline the development and regulatory review of the drug. If we were to lose the current designation under one or more of those programs, we could face various consequences, including delays in the FDA review and approval process. In addition, the FDA review and approval process could be delayed in the event of a federal government shutdown. Resolving such delays could force us or third parties to incur significant costs, could limit our allowed activities or the allowed activities of third parties, could diminish any competitive advantages that we or our third parties may attain or could adversely affect our ability to receive royalties, any of which could materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock. Even with these designations, there is no guarantee we will receive approval for ALIS on a timely basis, or at all.

          Similarly, we are currently assessing our regulatory strategies with regard to orphan drug designation and other pathways that could expedite the development and regulatory review of INS1007 in the U.S. and the EU, but we may be unsuccessful in pursuing such strategies. The FDA recently denied our initial request for orphan drug designation for INS1007 in non-CF bronchiectasis, and we are evaluating our options, including whether to appeal this decision or reapply for this designation based on a refined regulatory strategy. In addition, although we believe that INS1009 could be eligible for approval under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act ("505(b)(2)"), and thus could rely at least in part on studies not conducted by or for us and for which we do not have a right of reference, we may not obtain approval from the FDA to use this pathway.

          Approval by the FDA does not ensure approval by the regulatory authorities of other countries. To market our products outside of the U.S., we, and potentially our third-party providers, must comply with numerous and varying regulatory requirements of other countries. The approval procedures vary among countries and can involve additional product testing and administrative review periods. The time required to obtain approval in these other territories might differ from that required to obtain FDA approval. In addition, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions (including with respect to our target market) and criminal prosecution if we fail to comply with applicable U.S. or foreign regulatory requirements.

We have not completed the research and development stage of ALIS or any other product candidates. If we are unable to successfully develop and commercialize ALIS or any other products, it will materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

          Our long-term viability and growth depend on the successful commercialization of ALIS and potentially other product candidates. Pharmaceutical product development is an expensive, high risk, lengthy, complicated, resource intensive process. In order to conduct the development programs for our products, we must, among other things, be able to successfully:

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  Identify potential product candidates;

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  Design and conduct appropriate laboratory, preclinical and other research;

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  Submit for and receive regulatory approval to perform clinical studies;

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  Design and conduct appropriate preclinical and clinical studies according to good laboratory practices and good clinical practices and disease-specific expectations of the FDA and other regulatory bodies;

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  Select and recruit clinical investigators and subjects for our studies;

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  Collect, analyze and correctly interpret the data from our studies;

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  Obtain data establishing adequate safety of our product candidates and demonstrating with statistical significance that our product candidates are effective for their proposed indications, as indicated by satisfaction of pre-established endpoints;

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  Submit for and receive regulatory approvals for marketing;

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  Submit for and receive reimbursement approvals for market access; and

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  Manufacture the product candidates and device components according to current good manufacturing practices ("CGMP") and other applicable standards and regulations.

          The development program with respect to any given product will take many years and thus delay our ability to generate profits associated with that product. In addition, potential products that appear promising at early stages of development may fail for a number of reasons, including the possibility that the products may require significant additional testing or turn out to be unsafe, ineffective, too difficult or expensive to develop or manufacture, too difficult to administer or unstable, or regulators may require additional testing to substantiate our claims. For instance, as described above, although we view the top-line six-month results from the 212 study and the interim data we have reported from the 212 study and 312 study as promising, our clinical studies of ALIS for refractory NTM lung disease caused by MAC are ongoing, and outcomes from those studies cannot be predicted. If we do not proceed with the development of our ALIS program in the NTM lung disease or cystic fibrosis ("CF") indications, certain of our contract counterparties may elect to proceed with the development of these indications. Even if we are successful in obtaining regulatory approval for our product candidates, including ALIS, we may not obtain labeling that permits us to market them with commercially viable claims because the final wording of the approved indication may be restrictive, or the available clinical data may not provide adequate comparative data with other products. Failure to successfully commercialize our products will materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

If our clinical studies do not produce positive results or our clinical trials are delayed, or if serious side effects are identified during drug development, we may experience delays, incur additional costs and ultimately be unable to commercialize our product candidates in the U.S., Japan, Europe or other markets.

          Before obtaining regulatory approval for the sale of our product candidates, we must conduct, at our own expense, extensive preclinical tests to demonstrate the safety of our product candidates in animals, and clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Preclinical and clinical testing is expensive, difficult to design and implement and can take many years to complete. Special challenges can arise in conducting trials in diseases or conditions with small populations, such as difficulties enrolling adequate numbers of patients. Our product development costs have and may continue to increase if we experience further delays in testing or approvals. A failure of one or more of our preclinical studies or clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process that could delay or prevent our ability to obtain regulatory approval or commercialize our product candidates, including:

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  Our preclinical tests or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical testing or clinical trials or we may abandon projects that we expect to be promising;

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  Regulators, ethics committees or institutional review boards ("IRBs") may prevent us from commencing a clinical trial or conducting a clinical trial at a prospective trial site;

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  Enrollment in the clinical trials may take longer than expected or the clinical trials as designed may not allow for sufficient patient accrual to complete enrollment of the trial;

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  We may experience difficulties or delays due to the number of clinical sites involved in our clinical trials;

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  We may decide to limit or abandon our commercial development programs;

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  Conditions imposed on us by the FDA or any non-U.S. regulatory authority regarding the scope or design of our clinical trials may require us to collect and submit information to regulatory authorities, ethics committees, IRBs or others for review and approval;

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  The number of patients required for our clinical trials may be larger than we anticipate or participants may drop out of our clinical trials at a higher rate than we anticipate;

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  Our third-party contractors, contract research organizations ("CROs"), clinical investigators, clinical laboratories, product suppliers or nebulizer supplier may fail to comply with regulatory requirements or fail to meet their contractual obligations to us in a timely manner;

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  We may have to suspend or terminate one or more of our clinical trials if we, regulators, ethics committees or the IRBs determine that the participants are being exposed to unacceptable health risks or for other reasons;

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  We may not be able to claim that a product candidate provides an advantage over current standard of care or future competitive therapies in development because our clinical studies may not have been designed to support such claims;

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  Regulators, ethics committees or IRBs may require that we hold, suspend or terminate clinical research for various reasons, including potential safety concerns or noncompliance with regulatory requirements;

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  The cost of our clinical trials may be greater than we anticipate;

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  The supply or quality of product used in clinical trials or other materials necessary to conduct our clinical trials may be insufficient or inadequate or we may not be able to reach agreements on acceptable terms with prospective contract manufacturers or CROs;

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  The effects of our product candidates may not be the desired effects or may include undesirable side effects or the product candidates may have other unexpected characteristics; and

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  Our competitors may be able to bring products to market before we do.

          If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete our clinical trials or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

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  Experience increased product development costs, as we have in the past;

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  Be delayed in obtaining, or be unable to obtain, regulatory approval for one or more of our product candidates;

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  Obtain approval for indications that are not as broad as intended or entirely different than those indications for which we sought approval or labeling with black box or other warnings or contraindications;

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  Have the product removed from the market after obtaining regulatory approval; or

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  Face a shortened patent protection period during which we may have the exclusive right to commercialize our product candidates.

We have limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain regulatory approvals, including approval by the FDA, MHLW, EMA and other regulatory agencies.

          We have limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain regulatory approvals, including approval by the FDA, MHLW, PMDA and EMA, which might prevent us from successfully designing, implementing, or completing the clinical trials required to support regulatory approval of our product candidates. Since our merger with Transave, we have not completed a regulatory filing and review process for, obtained regulatory approval of or commercialized any of our product candidates. The application processes for the FDA, MHLW, PMDA, EMA and other regulatory agencies are complex and difficult and vary by regulatory agency, and we have limited experience in conducting and managing the application processes necessary to obtain regulatory approvals in these various jurisdictions and might not be able to demonstrate that our product candidates meet the appropriate standards for regulatory approval. If we are not successful in conducting and managing our preclinical development activities or clinical trials or obtaining regulatory approvals, we might not be able to commercialize ALIS or other product candidates, or might be significantly delayed in doing so, which may materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

There is little or no precedent for clinical development and regulatory expectations for agents to treat NTM lung disease; as a result, we may encounter challenges developing clinical endpoints that will ultimately be satisfactory to regulators, which could cause our product candidates not to be approved by regulators, delay commercialization of our product candidates or subject us to the risk of having any approval withdrawn.

          Based on the top-line six-month data from the 212 study, we expect to submit an NDA under Subpart H to request accelerated approval for ALIS. The FDA may base accelerated approval for drugs intended to treat serious or life-threatening illnesses on whether the drug has an effect on a surrogate endpoint or an intermediate clinical endpoint (other than survival or irreversible morbidity). We are using culture conversion as the surrogate or intermediate clinical endpoint in our 212 study. While we have discussed our protocol for potential accelerated approval under Subpart H with the FDA, the FDA has not indicated its agreement or disagreement with the protocol. In addition, the FDA has indicated that the results of the six-minute walk test, a secondary endpoint in the 212 study, will be important in assessing the validity of culture conversion as a surrogate endpoint in the 212 study. Developing clinical endpoints that are unsatisfactory to regulators could delay clinical trials and the FDA approval process, which could materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

          Additionally, if ALIS or any of our other product candidates is approved based on a surrogate endpoint or an intermediate clinical endpoint under the accelerated approval program, the approval will be subject to the requirement that we study the product candidate further to verify and describe its clinical benefit, where there is uncertainty as to the relation of the surrogate or intermediate clinical endpoint to clinical benefit or of the observed clinical benefit to the ultimate outcome. Thus, even if we are successful in obtaining accelerated approval in the U.S. or under comparable pathways in other jurisdictions, we may face requirements and limitations that will adversely affect our prospects. For example, we may be approved only for a very limited indication, we may not successfully complete required post-approval trials, or such trials may not confirm the clinical benefit of our drug, and approval of the drug may be withdrawn.

For ALIS to be successfully developed and commercialized in a given market, in addition to regulatory approvals required for ALIS, the eFlow Nebulizer System must satisfy certain regulatory requirements and its use as a delivery system for ALIS must be approved or cleared by regulators.

          ALIS is administered using the eFlow Nebulizer System. As such, the eFlow Nebulizer System must receive regulatory approval or clearance on its own or in conjunction with ALIS as a combination product in order for us to develop and commercialize ALIS. Although the eFlow Nebulizer System is CE marked by PARI in the EU, outside the EU, it is labeled as investigational for use in our clinical trials, including in the U.S., Japan, Canada and Australia. The eFlow Nebulizer System is not approved for commercial use in the U.S., Japan, Canada or certain other markets in which we may seek to commercialize ALIS.

          In the U.S., we plan to seek approval of the eFlow Nebulizer System in conjunction with ALIS as a combination product through a single NDA submission, and the increased complexity of the review process in this circumstance may delay approval. Additionally, while we continue to work closely with PARI to coordinate efforts regarding regulatory requirements, we will be responsible for this NDA submission, and we, in consultation and collaboration with PARI, may not be successful in meeting the regulatory requirements for the eFlow Nebulizer System, which would prevent or delay our ability to bring ALIS to market or to market it successfully. Failure of PARI to successfully supply, or to maintain regulatory approval or clearance, of the eFlow Nebulizer System could result in increased development costs, delays in or failure to obtain regulatory approval, and associated delays in ALIS reaching the market. Further, based on our discussions to date with the FDA, we conducted a human factors study for the eFlow Nebulizer System in preparation for submission of our NDA for ALIS. If the study does not yield adequate data, it could prevent or delay submission of the NDA or approval of ALIS.

We may not be able to enroll enough patients to complete our clinical trials or retain a sufficient number of patients in our clinical trials to generate the data necessary for regulatory approval of our product candidates.

          The completion rate of our clinical studies is dependent on, among other factors, the patient enrollment rate. Patient enrollment is a function of many factors, including:

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  Investigator identification and recruitment;

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  Regulatory approvals to initiate study sites;

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  Patient population size;

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  The nature of the protocol to be used in the trial;

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  Patient proximity to clinical sites;

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  Eligibility criteria for the study;

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  The patients' willingness to participate in the study;

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  Discontinuation rates; and

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  Competition from other companies' potential clinical studies for the same patient population.

          Delays in patient enrollment for our clinical trials, including in the WILLOW study, our global phase 2 study of INS1007 in non-CF bronchiectasis that currently is enrolling patients, such as those we encountered in enrolling the 212 study, could increase costs and delay ultimate commercialization and sales, if any, of our products. Once enrolled, patients may elect to discontinue participation in a clinical trial at any time. If patients elect to discontinue participation in our clinical trials at a higher rate than expected, we may be unable to generate the data required by regulators for approval of our product candidates.

Even if we obtain regulatory approval for ALIS or any of our other product candidates, we will continue to face extensive regulatory requirements and our products may face future development and regulatory difficulties.

          Even if regulatory approval in the U.S. is obtained, the FDA may still impose significant restrictions on a product's indicated uses or marketing, including risk evaluation and mitigation strategies ("REMS"), or may impose ongoing requirements on us or our contract partners, including with respect to:

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  Labeling, such as black box or other warnings or contraindications;

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  Post-market surveillance, post-market studies or post-market clinical trials;

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  Packaging, storage, distribution, safety surveillance, advertising, promotion, recordkeeping and reporting of safety and other postmarket information;

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  Monitoring and reporting complaints, adverse events and instances of the failure of a product to meet specifications;

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  Compliance with CGMPs and certain quality systems requirements for device components;

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  Changes to the approved product, product labeling or manufacturing process;

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  Advertising and other promotional material; and

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  Disclosure of clinical trial results on publicly available databases.

          In addition, the distribution, sale and marketing of our products are subject to a number of additional requirements, including:

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  State wholesale drug distribution laws and the distribution of our product samples to physicians must comply with the requirements of the Prescription Drug Marketing Act of 1987;

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  Sales, marketing and promotion, scientific exchange, speaker programs, charitable donations and educational grant programs must comply with federal and state laws; and

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  Pricing and rebate arrangements must comply with reporting and payment obligations under the Medicaid drug rebate program, and additional laws and regulations apply to making products available to authorized users of the Federal Supply Schedule of the General Services Administration.

          All of these activities also may be subject to federal and state consumer protection and unfair competition laws.

          If we fail to comply with applicable regulatory requirements, a regulatory agency may:

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  Issue warning letters or untitled letters asserting that we are in violation of the law;

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  Seek an injunction or impose civil or criminal penalties or monetary fines;

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  Suspend or withdraw regulatory approval;

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  Suspend or terminate any ongoing clinical trials;

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  Refuse to approve pending applications or supplements to applications submitted by us;

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  Suspend or impose restrictions on operations, including costly new manufacturing requirements;

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  Seize or detain products, refuse to permit the import or export of products, or require us to initiate a product recall;

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  Refuse to allow us to enter into supply contracts, including government contracts; and/or

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  Impose civil monetary penalties or pursue civil or criminal prosecutions and fines against our company or responsible officers.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and generate revenues.

The commercial success of ALIS or any other product candidates that we may develop will depend upon many factors, including the degree of market acceptance by physicians, patients, third-party payers and others in the medical community.

          Even if we are able to successfully complete development of, obtain regulatory approval for, and bring to market our product candidates, they may not gain market acceptance by physicians, patients, third-party payers and others in the medical community. If ALIS, or any other product candidate we bring to market, does not achieve an adequate level of acceptance, we may not generate significant product revenue and we may not become profitable. The degree of market acceptance of ALIS and any other product candidates, if approved for commercial sale, will depend on a number of factors, including:

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  The prevalence and severity of any side effects, including any limitations or warnings contained in a product's approved labeling;

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  The efficacy and potential advantages over alternative treatments;

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  The pricing of our products;

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  Relative convenience and ease of administration;

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  The willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

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  The strength of marketing and distribution support and timing of market introduction of competitive products;

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  Publicity concerning our products or competing products and treatments, including competing products becoming subject to generic pricing; and

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  Sufficient third-party insurance coverage and reimbursement.

          Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical trials, market acceptance of the product will not be known until after it is launched. For example, if a clinical trial is not designed to demonstrate advantages over alternative treatments, we may be prohibited from promoting our product candidates on any such advantages. Our efforts to educate the medical community and third-party payers on the benefits of our product candidates may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required to commercialize more established technologies marketed by our competitors.

We currently are building our marketing and sales organization, and we have limited experience as a company in marketing drug products. If we are unable to successfully market and sell our products after they are approved, our ability to generate product revenues will be adversely affected.

          We are building our commercial organization for the marketing, market access, sales and distribution of our products. In order to commercialize ALIS or any other product candidates, we must develop these capabilities on our own or make arrangements with third parties for the marketing, sales and distribution of our products. The establishment and development of our own sales force is and will continue to be expensive and time consuming and could delay any product launch, and we may be unable to successfully develop this capability. As a result, we may seek one or more partners to handle some or all of the sales and marketing of ALIS in certain markets. However, we may not be able to enter into arrangements with third parties to sell ALIS on favorable terms or at all. In the event we are unable to develop our own marketing, market access, and sales force or collaborate with a third-party marketing, market access, and sales organization, we may not be able to successfully commercialize ALIS or any other product candidates that we develop, which would adversely affect our ability to generate product revenues. Further, whether we commercialize products on our own or rely on a third party to do so, our ability to generate revenue will be dependent on the effectiveness of the sales force.

If estimates of the size of the potential markets for our product candidates, including ALIS, are overstated or regulators limit the proposed treatment population for our product candidates, our ability to commercialize such product candidates successfully or achieve sufficient revenue to support our business could be materially adversely affected.

          We have relied on currently available information from external sources, including market research funded by us and third parties, and internal analyses and calculations to estimate the potential market opportunities for NTM lung disease in 2018 in the United States, Japan and the EU5. The externally sourced information used to develop these estimates has been obtained from sources we believe to be reliable, but we have not verified the data from such sources, and their accuracy and completeness cannot be assured. Similarly, our internal analyses and calculations are based upon management's understanding and assessment of numerous inputs and market conditions, including, but not limited to, the projected increase in prevalence of NTM lung disease, Medicare patient population growth and ongoing population shifts to geographies with increased rates of NTM lung disease. These understandings and assessments necessarily require assumptions subject to significant judgment and may prove to be inaccurate. As a result, our estimates of the size of these potential markets for ALIS could prove to be overstated, perhaps materially. In addition, while we believe we have identified the physicians who treat the majority of the NTM lung disease patients in the United States, we are relying on third party data to identify those physicians and to determine how to deploy our resources to market to those physicians. We cannot ensure that we are marketing our products to all appropriate physicians and we may therefore be limiting our market opportunity. We also cannot ensure that physicians will prescribe our products to the appropriate patients.

          We may develop estimates with respect to market opportunities for other product candidates in the future, and such estimates would be subject to similar risks. In addition, a potential market opportunity could be reduced if a regulator limits the proposed treatment population for one of our product candidates. In either circumstance, even if we obtain regulatory approval for a product candidate, we may be unable to commercialize it on a scale sufficient to generate material revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects and the value of our common stock.

Risks Related to Our Reliance on Third Parties

We rely on third parties including collaborators, CROs, clinical and analytical laboratories, contract manufacturing organizations ("CMOs") and other providers for many services that are critical to our business. If we are unable to form and sustain these relationships, or if any third-party arrangements that we may enter into are unsuccessful, including due to non-compliance by such third parties with our agreements or applicable law, our ability to develop and commercialize our products may be materially adversely affected.

          We currently rely, and expect that we will in the future continue to rely, on third parties for significant research, analytical services, preclinical development, clinical development and manufacturing of our product candidates. For example, almost all of our clinical trial work is done by CROs, such as SynteractHCR, Inc., our CRO for both the 212 and 312 studies, and clinical laboratories. Reliance on these third parties poses a number of risks, including the following:

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  Significant competition in seeking appropriate partners;

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  The complex and time-consuming nature of negotiation, documentation and implementation of agreements with third parties in the pharmaceutical industry;

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  Our potential inability to establish and implement collaborations or other alternative arrangements that we might pursue on favorable terms;

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  Our potential inability to control whether third parties devote sufficient resources to our programs or products, including with respect to meeting contractual deadlines;

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  Our potential inability to control the regulatory and contractual compliance of third parties, including their quality systems, processes and procedures, systems utilized to collect and analyze data, and equipment used to test drug product and/or clinical supplies;

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  Disagreements with third parties, including CROs, that result in a dispute over and loss of intellectual property rights, delay or termination of research, development, or commercialization of product candidates or litigation or arbitration;

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  Contracts with our collaborators that fail to provide sufficient protection of our intellectual property; and

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  Difficulty enforcing the contracts if one of these third parties fails to perform.

          We also rely on third parties to select and enter into agreements with clinical investigators to conduct clinical trials to support approval of our products, and the failure of these third parties to appropriately carry out such evaluation and selection can adversely affect the quality of the data from these studies and, potentially, the approval of our products. In particular, as part of future drug approval submissions to the FDA, we must disclose certain financial interests of investigators who participated in any of the clinical studies being submitted in support of approval, or must certify to the absence of such financial interests. The FDA evaluates the information contained in such disclosures to determine whether disclosed interests may have an impact on the reliability of a study. If the FDA determines that financial interests of any clinical investigator raise serious questions of data integrity, the FDA can institute a data audit, request that we submit further data analyses, conduct additional independent studies to confirm the results of the questioned study, or refuse to use the data from the questioned study as a basis for approval. A finding by the FDA that a financial relationship of an investigator raises serious questions of data integrity, could delay or otherwise adversely affect approval of our products.

          Such risks could materially harm our business, financial condition, results of operations and prospects and the value of our common stock.

We may not have, or may be unable to obtain, sufficient quantities of our product candidates to meet our required supply for clinical studies or commercialization requirements, which would materially harm our business.

          We do not have any in-house manufacturing capability other than for development and characterization and depend completely on a small number of third-party manufacturers and suppliers for the manufacture of our product candidates on a clinical or commercial scale. For instance, we are and expect to remain dependent upon Therapure Biopharma Inc. ("Therapure"), Ajinomoto Althea, Inc. ("Althea") and other suppliers being able to provide an adequate supply of ALIS both for our clinical trials and for commercial sale in the event ALIS receives regulatory approvals. Althea currently manufactures ALIS at a relatively small scale. In order to meet potential commercial demand, if ALIS is approved, we have constructed a manufacturing operation at Therapure in Canada that operates at a larger scale and have entered into certain agreements with Patheon UK Limited ("Patheon") related to increasing our long-term production capacity for ALIS commercial inventory. The agreements provide for Patheon to manufacture and supply ALIS for our anticipated commercial needs. However, Patheon's supply obligations commence only after certain technology transfer and construction services are completed. Any delay in Patheon's supply obligations commencing, whether due to delays in technology transfer and construction or from adding Patheon to our NDA as a contract manufacturer, would increase the risks associated with either Therapure or Althea being unable to provide us with an adequate supply of ALIS.

          We are also dependent upon PARI being able to provide an adequate supply of nebulizers both for our clinical trials and for commercial sale in the event ALIS receives regulatory approval, as PARI is the sole manufacturer of the eFlow Nebulizer System. We have no alternative supplier for the nebulizer, and we do not intend to seek an alternative or secondary supplier. Significant effort and time were expended in the optimization of the nebulizer for use with ALIS. In the event PARI cannot provide us with sufficient quantities of the nebulizer, replication of the optimized device by another party may require considerable time and additional regulatory approval. In the case of certain defined supply failures, we will have the right under our commercialization agreement with PARI to make the nebulizer and have it made by certain third parties, but not those deemed under the commercialization agreement to compete with PARI.

          We do not have long-term commercial agreements with all of our suppliers and if any of our suppliers are unable or unwilling to perform for any reason, we may not be able to locate suppliers or enter into favorable agreements with them. In such circumstances, an inadequate supply of ALIS or the nebulizer could delay, impair or prevent clinical trials, the development and commercialization of ALIS and adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

Risks Related to Our Financial Condition and Future Capital Requirements

We have a history of operating losses, and we currently have no material source of revenue. We expect to incur operating losses for the foreseeable future and may never achieve or maintain profitability.

          We have incurred losses each previous year of our operation, except in 2009, when we sold our manufacturing facility and certain other assets to Merck, and we did not generate material revenue during the nine months ended September 30, 2017 or the years ended December 31, 2016, 2015 or 2014. We expect to continue incurring operating losses for the foreseeable future. The process of developing and commercializing our products requires significant pre-clinical and clinical testing as well as regulatory approvals for commercialization and marketing before we are allowed to begin product sales. In addition, we are significantly expanding our sales and marketing organization and establishing contractual relationships to enable product manufacturing and other related activities to support commercialization of ALIS and our other product candidates, if approved. We expect that our activities, together with our general and administrative expenses, will continue to result in substantial operating losses for the foreseeable future. As of September 30, 2017, our accumulated deficit was $892.5 million. For the nine months ended September 30, 2017, our consolidated net loss was $127.3 million, and we incurred a consolidated net loss of $176.3 million for the year ended December 31, 2016. To achieve and maintain profitability, we need to generate significant revenues from future product sales. The process of developing and commercializing our products will require significant expenditures for pre-clinical and clinical testing, regulatory approvals for commercialization and marketing, development of an internal or external sales and marketing organization and other related activities. Because of the numerous risks and uncertainties associated with drug development and commercialization, we are unable to predict the extent of any future losses, and we may never generate significant future revenues or achieve and sustain profitability.

We will likely need additional funds in the future to continue our operations, but we face uncertainties with respect to our ability to access capital.

          Our operations have consumed substantial amounts of cash since our inception. We expect to continue to incur substantial research and development expenses, and we expect to expend substantial financial resources to complete development of, seek regulatory approval for, and prepare for commercialization of ALIS. In addition, if we obtain regulatory approval for ALIS or any of our other product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. We may need additional capital to fund these expenses. We also may require additional future capital in order to continue our other research and development activities, including due to changes in our product development plans or misjudgment of expected costs, fund corporate development, maintain our intellectual property portfolio or resolve litigation. As of September 30, 2017, we had $430.7 million of cash and cash equivalents on hand but no committed sources of capital. We expect our operating expenses, capital expenditures and long-term investments will be significantly higher in 2018 than in 2017, reflecting our investment in the build-out of our commercial organization to support global expansion activities for ALIS, including the potential launch of ALIS in the U.S. in late 2018; the build-up of third-party manufacturing capacity and preparation of commercial inventory, which includes capital and long term investments; and continued investment in research and development (primarily associated with our ongoing and future clinical trials and clinical studies for ALIS and ongoing phase 2 program for INS 1007, along with advancement of other pipeline programs, including INS 1009) as well as general and administrative expenses. We do not know whether additional financing will be available when needed, or, if available, that the terms will be favorable. If adequate funds are not available to us when needed, we will be forced to delay, restrict or eliminate all or a portion of our development programs or commercialization efforts.

Our loan agreement with Hercules contains covenants and other provisions that impose restrictions on our operations, which may adversely affect our ability to optimally operate our business or to maximize shareholder value.

          Our loan agreement with Hercules, under which we had outstanding indebtedness of $55.4 million as of September 30, 2017, contains various restrictive covenants, including restrictions on our ability to incur additional debt, transfer or place a lien or security interest on our assets, including our intellectual property, merge with or acquire other companies, redeem or repurchase any shares of our capital stock or pay cash dividends to our shareholders. The loan agreement also contains certain other covenants (including limitations on other indebtedness, liens, acquisitions, investments and dividends). Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and Hercules may terminate its lending commitment, declare all outstanding obligations immediately due and payable, and take such other actions as set forth in the loan agreement. In addition, pursuant to the loan agreement, Hercules has the right to participate, in an amount of up to $2.0 million, in a subsequent private financing that involves the issuance of our equity securities. The interest-only period under the loan agreement extends through May 1, 2019. The maturity date of the loan facility is October 1, 2020.

          Our borrowings under the loan agreement are secured by a lien on our assets, excluding our intellectual property, and in the event of a default on the loan, Hercules may have the right to seize the assets securing our obligations under the loan agreement. The terms and restrictions provided in the loan agreement may inhibit our ability to conduct our business and to maximize shareholder value. Future debt securities or other financing arrangements could contain negative covenants similar to, or even more restrictive than, the Hercules loan agreement.

In-process research and development ("IPRD") comprised approximately 11% of our total assets as of September 30, 2017. A reduction in the value of our IPRD could have a material adverse effect on our results of operations, financial condition and the value of our common stock.

          As a result of the merger with Transave, Inc. in 2010, we recorded an intangible IPRD asset of $77.9 million and goodwill of $6.3 million on our balance sheet. As a result of the clinical hold on ALIS announced in late 2011, we recorded a charge of $26.0 million in the fourth quarter of 2011 that reduced the value of IPRD to $58.2 million and reduced goodwill to zero. Potential future activities or results could result in additional writedowns of IPRD, which could materially adversely affect our results of operations, financial condition and the value of our common stock.

We may be unable to use our net operating losses and other tax assets.

          We have substantial tax loss carry forwards for U.S. federal income tax and state income tax purposes, and beginning in 2015, we had tax loss carry forwards in Ireland as well. In general, our net operating losses and tax credits have been fully offset by a valuation allowance due to uncertainties surrounding our ability to realize these tax benefits. In particular, our ability to fully use certain U.S. tax loss carry forwards and general business tax credit carry forwards recorded prior to December 2010 to offset future income or tax liability is limited under section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Changes in the ownership of our stock, including those resulting from the issuance of shares of our common stock in this or future offerings or upon exercise of outstanding options, may limit or eliminate our ability to use certain net operating losses and tax credit carry forwards in the future.

Comprehensive tax reform legislation could adversely affect our business and financial condition.

          On December 22, 2017, Public Law no. 115-97, the Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (the "Tax Act"), was signed into law. The Tax Act introduced significant changes to the Code.

          The Tax Act, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income in respect of losses arising in taxable years beginning after 2017 and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as "orphan drugs"). Our federal net operating loss carryovers will be carried forward indefinitely pursuant to the Tax Act.

          We continue to examine the impact the Tax Act may have on our business. Notwithstanding the reduction in the federal corporate income tax rate, the overall impact of the Tax Act is uncertain and our business and financial condition could be adversely affected. This prospectus supplement and the accompanying prospectus do not discuss the Tax Act or the manner in which it might affect us. We urge holders of our securities, including purchasers of notes in this offering, to consult with their legal and tax advisors with respect to the consequences of the Tax Act.

Any acquisitions we make, or collaborative relationships we enter into, may require a significant amount of our available cash and may not be clinically or commercially successful.

          As part of our business strategy, we may effect acquisitions to obtain additional businesses, products, technologies, capabilities and personnel, but we cannot assure you that we will identify suitable products or enter into such acquisitions on acceptable terms.

          Acquisitions involve a number of operational risks, including:

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  Failure to achieve expected synergies;

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  Difficulty and expense of assimilating the operations, technology and personnel of the acquired business;

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  Our inability to retain the management, key personnel and other employees of the acquired business;

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  Our inability to maintain the acquired company's relationship with key third parties, such as alliance partners;

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  Exposure to legal claims for activities of the acquired business prior to the acquisition;

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  The diversion of our management's attention from our core business; and

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  The potential impairment of goodwill and write-off of IPRD costs, adversely affecting our reported results of operations and financial condition.

          We also may enter into collaborative relationships that would involve our collaborators conducting proprietary development programs. Any conflict with our collaborators could limit our ability to obtain future collaboration agreements and negatively influence our relationship with existing collaborators. Disagreements with collaborators may also develop over the rights to our intellectual property.

          If we make one or more significant acquisitions or enter into a significant collaboration in which the consideration includes cash, we may be required to use a substantial portion of our available cash and/or need to raise additional capital. For instance, in September and October of 2016, we borrowed $30.0 million under our loan agreement with Hercules to fund the payment due under the license agreement with AstraZeneca, and this investment — as with any acquisition or collaboration — may not be successful.

Risks Related to Regulatory Matters

The manufacturing facilities of our third-party manufacturers are subject to significant government regulations and approvals, which are often costly and could result in adverse consequences to our business if we and our manufacturing partners fail to comply with the regulations or maintain the approvals.

          Manufacturers of our product candidates are subject to CGMP and similar standards, and while we have policies and procedures in place to select manufacturers that adhere, and monitor their adherence to, such standards, they may nonetheless fail to do so. If one of them fails to obtain or maintain compliance or experiences problems in the scale-up of commercial production, the production of our product candidates could be interrupted, resulting in delays, additional costs or restrictions on the marketing or sale of our products. These manufacturers and their facilities will be subject to pre-approval CGMP inspection by the FDA and other regulatory authorities, and the findings of the CGMP inspection could result in a failure to obtain, or a delay in obtaining, regulatory approval. In addition, these manufacturers and their facilities will be subject to continual review and periodic inspections by the FDA and other regulatory authorities following regulatory approval, if any, of our product candidates. For instance, to monitor compliance with applicable regulations, the FDA routinely conducts inspections of facilities and may identify potential deficiencies. The FDA issues what are referred to as "FDA Form 483s" that set forth observations and concerns that are identified during its inspections. Failure to satisfactorily address the concerns or potential deficiencies identified in a Form 483 could result in the issuance of a warning letter, which is a notice of the issues that the FDA believes to be significant regulatory violations requiring prompt corrective actions. Failure to respond adequately to a warning letter, or to otherwise fail to comply with applicable regulatory requirements could result in enforcement, remedial and/or punitive actions by the FDA or other regulatory authorities.

Even if we obtain regulatory approval for ALIS or any of our other product candidates, adverse effects discovered after approval could limit the commercial profile of any approved product.

          If we obtain regulatory approval for ALIS or any other product candidate that we develop, such products will be used by a larger number of patients and for longer periods of time than they were used in clinical trials. For these or other reasons, we or others may later discover that our products have adverse event profiles that limit their usefulness or require their withdrawal. This discovery could have a number of potentially significant negative consequences, including:

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  Regulatory authorities may withdraw their approval or clearance of the product and may require recall of product in distribution;

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  Regulatory authorities may require the addition of labeling statements, such as black box or other warnings or contraindications, or the issuance of "Dear Doctor Letters" or similar communications to healthcare professionals;

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  Regulatory authorities may impose additional restrictions on marketing and distribution of the products, or other risk management measures, such as a REMS;

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  We may be required to change the way the product is administered, conduct additional clinical studies or restrict the distribution of the product;

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  We could be sued and held liable for harm caused to subjects; and

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  We could be subject to negative publicity, including communications issued by regulatory authorities.

          Any of these events could prevent us from maintaining market acceptance of the affected product, cause substantial reduction in sales or substantially increase the costs of commercializing our product candidates, cause significant financial losses or result in significant reputational damage.

If we are unable to obtain adequate reimbursement from governments or third-party payers for ALIS or any other products that we may develop or if we are unable to obtain acceptable prices for those products, our prospects for generating revenue and achieving profitability may be materially adversely affected.

          Our prospects for generating revenue and achieving profitability depend heavily upon the availability of adequate reimbursement for the use of our approved products from governmental and other third-party payers, both in the U.S. and in other markets. For example, if ALIS is approved in the U.S., we expect that the wholesale acquisition cost of, and reimbursement rates for, ALIS would be consistent with those of leading respiratory orphan drugs currently commercialized in the U.S. We expect a substantial majority of potential future ALIS revenues would come from Medicare reimbursement. Reimbursement by a third-party payer may depend upon a number of factors, including the third-party payer's determination that use of a product is:

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  A covered benefit under its health plan;

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  Safe, effective and medically necessary;

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  Appropriate for the specific patient;

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  Cost-effective; and

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  Neither experimental nor investigational.

          Obtaining reimbursement approval for a product from each government or other third-party payer is a time consuming and costly process that could require us to provide supporting scientific,

clinical and cost effectiveness data for the use of our products to each payer. We may not be able to provide data sufficient to gain acceptance with respect to reimbursement or we might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payers' satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Even when a payer determines that a product is eligible for reimbursement, the payer may impose coverage limitations that preclude payment for some uses that are approved by the FDA or non-U.S. regulatory authorities. In addition, there is a risk that full reimbursement may not be available for high priced products. Moreover, eligibility for coverage does not imply that any product will be reimbursed in all cases or at a rate that allows us to make a profit or even cover our costs. Interim payments for new products, if applicable, also may not be sufficient to cover our costs and may not be made permanent. Subsequent approvals of competitive products could result in a detrimental change to the reimbursement of our products.

          There is a significant focus in the U.S. healthcare industry and elsewhere on cost containment and value. We expect changes in the Medicare program and state Medicaid programs, as well as managed care organizations and other third-party payers, to continue to put pressure on pharmaceutical product pricing. For instance, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA") expanded Medicare outpatient prescription drug coverage for the elderly through Part D prescription drug plans sponsored by private entities and authorized such plans to use formularies where they can limit the number of drugs that will be covered in any therapeutic class. The plans generally negotiate significant price concessions as a condition of formulary placement. The MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs, which is generally believed to have resulted in lower Medicare reimbursement for physician-administered drugs. These cost reduction initiatives and other provisions of this legislation provide additional pressure to contain and reduce drug prices and could decrease the coverage and price that we receive for any approved products and could seriously harm our business. Although the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations when setting their own reimbursement rates, and any reimbursement reduction resulting from the MMA may result in a similar reduction in payments from private payers. Additionally, the Patient Protection and Affordable Care Act ("ACA") revised the definition of "average manufacturer price" for reporting purposes and increased the minimum percentage for Medicaid drug rebates to states, and has imposed a significant annual fee on companies that manufacture or import branded prescription drug products. We believe it is likely that the ACA, or any legislation enacted to amend or replace it, will continue the pressure on pharmaceutical pricing, especially under the Medicare program, and also may increase our regulatory burdens and operating costs. If one or more of our product candidates reaches commercialization, such changes may have a significant impact on our ability to set a price we believe is fair for our products and may adversely affect our ability to generate revenue and achieve or maintain profitability. We expect further federal and state proposals and health care reforms to continue to be proposed by legislators and/or the U.S. President, which could limit the prices that can be charged for the products we develop and may limit our commercial opportunity. In addition, any reduction of assistance from independent charitable organizations that provide co-pay assistance to Medicare patients could limit the ability of the primarily elderly NTM lung disease patient population to afford ALIS.

          Moreover, in markets outside the U.S., including Japan, Canada and the countries in the EU, pricing of pharmaceutical products is subject to governmental control. Evaluation criteria used by many EU government agencies for the purposes of pricing and reimbursement typically focus on a product's degree of innovation and its ability to meet a clinical need unfulfilled by currently available therapies. The ACA created a similar entity, the Patient-Centered Outcomes Research Institute ("PCORI") designed to review the effectiveness of treatments and medications in federally-funded health care programs. The PCORI began its first research initiatives recently, and an adverse result may result in a treatment or product being removed from Medicare or Medicare coverage. The decisions of such governmental agencies could affect our ability to sell our products profitably.

Government health care reform could increase our costs, and could materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

          Our industry is highly regulated and changes in or revisions to laws and regulations that make gaining regulatory approval, reimbursement and pricing more difficult or subject to different criteria and standards may adversely impact our business, operations or financial results. For example, under the ACA, drug manufacturers are required to report information on payments or transfers of value to U.S. physicians and teaching hospitals as well as investment interests held by physicians and their immediate family members. Failure to submit required information may result in civil monetary penalties. The reported data are posted in searchable form on a public website. In addition, some states, as well as other countries, including France, require the disclosure of certain payments to health care professionals. In the coming years, we expect additional and potentially substantial, changes to governmental programs that could significantly impact the success of our product candidates.

          The Administration and the majority party in both Houses of Congress have indicated their ongoing desire to repeal the ACA. It is unclear whether, when and how that repeal may be effectuated and what the effect on the healthcare sector will be. The U.S. President has indicated an interest in having the federal government negotiate drug prices with pharmaceutical manufacturers. Changes to the ACA, to the Medicare or Medicaid programs, or to the ability of the federal government to negotiate drug prices, or other federal legislation regarding healthcare access, financing or legislation in individual states, could affect our business, financial condition, results of operations and prospects and the value of our common stock.

We will need approval from the FDA and other regulatory authorities in jurisdictions outside the U.S. for our proposed trade names. Any failure or delay associated with such approvals may delay the commercialization of our products.

          Any trade name we intend to use for our product candidates will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office ("PTO"). The FDA typically conducts a rigorous review of proposed trade names, including an evaluation of potential for confusion with other trade names and medication error. The FDA also may object to a trade name if it believes the name is inappropriately promotional. Even after the FDA approves a trade name, the FDA may request that we adopt an alternative name for the product if adverse event reports indicate a potential for confusion with other trade names and medication error. If we are required to adopt an alternative name, the commercialization of ALIS could be delayed or interrupted, which would limit our ability to commercialize ALIS and generate revenues.

If we are found in violation of federal or state "fraud and abuse" laws, we may be required to pay a penalty or may be suspended from participation in federal or state health care programs, which may adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

          In the U.S., we are subject to various federal and state health care "fraud and abuse" laws, including anti-kickback laws, false claims laws and other laws intended to reduce fraud and abuse in federal and state health care programs. Although we seek to structure our business arrangements in compliance with all applicable requirements, these laws are broadly written, and it is often difficult to determine precisely how the law will be applied in specific circumstances. Accordingly, it is possible that our practices may be challenged under these laws. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines or exclusion or suspension from federal and state health care programs such as Medicare and

Medicaid and debarment from contracting with the U.S. government, and our business, financial condition, results of operations and prospects and the value of our common stock may be adversely affected. Our reputation could also suffer. In addition, private individuals have the ability to bring actions on behalf of the government under the federal False Claims Act as well as under the false claims laws of several states.

          Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state. Health record privacy laws may limit access to information identifying those individuals who may be prospective users. There are ambiguities as to what is required to comply with these state requirements, and we could be subject to penalties if a state determines that we have failed to comply with an applicable state law requirement.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property rights adequately, the value of our product candidates could be diminished.

          The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal, technical, scientific and factual questions, and our success depends in large part on our ability to protect our proprietary technology and to obtain patent protection for our products, prevent third parties from infringing on our patents, both domestically and internationally. We have sought to protect our proprietary position by filing patent applications in the U.S. and abroad related to our novel technologies and products that are important to our business. This process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technologies or from developing competing products and technologies.

          Even if our owned and licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Any conclusions we may reach regarding non-infringement, inapplicability or invalidity of a third party's intellectual property vis-à-vis our proprietary rights, or those of a licensor, are based in significant part on a review of publicly available databases and other information. There may be information not available to us or otherwise not reviewed by us that could render these conclusions inaccurate. Our competitors may also be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

          Additionally, patents issued to us or our licensors may be challenged, narrowed, invalidated, held to be unenforceable or circumvented through litigation, which could limit our ability to stop competitors from marketing similar products or reduce the term of patent protection we may have for our products. U.S. patents and patent applications may also be subject to interference or derivation proceedings, and U.S. patents may be subject to re-examination proceedings, reissue, post-grant review and/or inter partes review in the PTO. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office, which could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. See Intellectual Property — ARIKAYCE Patents and Trade Secrets in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Annual Report") for information on our European patent that was previously opposed, the decision of which is now under appeal by Generics (UK) Ltd. Another of our European patents has been opposed by Generics (UK) Ltd., and was revoked in

November 2017. We intend to appeal that decision, and the patent remains enforceable during the appeal. These European patents have statutory expiration dates in 2026 and 2023, respectively, not including additional term that might be added via a Supplementary Protection Certificate.

          Changes in either patent laws or in interpretations of patent laws in the U.S. and other countries may also diminish the value of our intellectual property or narrow the scope of our patent protection, including making it easier for competitors to challenge our patents. For example, the America Invents Act included a number of changes to established practices, including the transition to a first-inventor-to-file system and new procedures for challenging patents and implementation of different methods for invalidating patents.

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our product candidates could be significantly diminished.

          We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, advisors, collaborators, and other third parties and partners to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information or may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, third parties may independently develop or discover our trade secrets and proprietary information. Regulators also may disclose information we consider to be proprietary to third parties under certain circumstances, including in response to third-party requests for such disclosure under the Freedom of Information Act or comparable laws. Additionally, the FDA, as part of its Transparency Initiative, continues to consider whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time whether and how the FDA's disclosure policies may change in the future.

We may not be able to enforce our intellectual property rights throughout the world.

          The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement of our patents or in-licensed patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner may be required to grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit.

          Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the U.S. and foreign countries may affect our ability to obtain adequate protection for our technology and to enforce intellectual property rights.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts, prevent us from commercializing our products or increase the costs of commercializing our products.

          Third parties may claim that we have infringed upon or misappropriated their proprietary rights. Any existing third-party patents, or patents that may later issue to third parties, could negatively affect our commercialization of ALIS, INS1007, INS1009 or any other product. For instance, PAH is a competitive indication with established products, including other formulations of treprostinil. Our supply of the active pharmaceutical ingredient for INS1009 is dependent upon a single supplier. The supplier owns patents on its manufacturing process, and we have filed patent applications for INS1009; however, a competitor in the PAH indication may claim that we or our supplier have infringed upon or misappropriated its proprietary rights. Moreover, in the event that we pursue approval of INS1009, or any other product candidate, via the 505(b)(2) regulatory pathway, we will be required to file a certification against any unexpired patents listed in the Orange Book for the third party drug we rely upon as part of our regulatory submission. This certification process may lead to litigation and could delay also launch of a product candidate.

          In the event of a successful claim against us for infringement or misappropriation of a third party's proprietary rights, we may be required to take actions including but not limited to the following:

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  Pay damages, including up to treble damages, royalties, and the other party's attorneys' fees, which may be substantial;

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  Cease the development, manufacture, marketing and sale of products or use of processes that infringe the proprietary rights of others;

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  Expend significant resources to redesign our products or our processes so that they do not infringe the proprietary rights of others, which may not be possible;

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  Redesign our products or processes to avoid third-party proprietary rights, which means we may suffer significant regulatory delays associated with conducting additional clinical trials or other steps to obtain regulatory approval; and/or

  •
  Obtain one or more licenses arising out of a settlement of litigation or otherwise from third parties which license(s) may not be available to us on acceptable terms or at all.

          Such litigation, and any resulting resolution, could have a material adverse effect on our business, financial condition, results of operations and prospects and the value of our common stock.

Any lawsuits or other proceedings relating to infringement or enforcement by us or third parties of intellectual property rights or challenges to the scope and validity of such rights may be costly and time consuming.

          We may have to undertake costly litigation or engage in other proceedings, such as interference or inter partes review, to enforce any patents issued or licensed to us, to confirm the scope and validity of our or a licensor's proprietary rights or to defend against allegations that we have infringed a third party's intellectual property rights. Such proceedings are likely to be time consuming and may divert management attention from operation of our business.

Certain of our existing license agreements include, and our future license agreements also may include, restrictions on our ability to freely develop or commercialize the product candidates that are subject to those agreements. If we fail to comply with our obligations under these agreements, or if these license agreements are terminated for other reasons, we could lose license rights that are important to our business.

          We are a party to licensing agreements with PARI and AstraZeneca, which we view as material to our business. For additional information regarding the terms of these agreements, see Business — License and Other Agreements in Item 1 of Part I of our 2016 Annual Report and see Note 10, Subsequent Event, in Item 1 Part I of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Under our license agreement with AstraZeneca, AstraZeneca retains a right of first negotiation pursuant to which it may exclusively negotiate with us before we can negotiate with a third party regarding any transaction to develop or commercialize INS1007, subject to certain exceptions. While this right of first negotiation is not triggered by a change of control, it may impede or delay our ability to consummate certain other transactions involving INS1007.

          Additionally, if we fail to comply with our obligations under the agreements with PARI and AstraZeneca, our counterparty may have the right to take action against us, up to and including termination of the relevant license. For instance, under our licensing agreement with PARI, with respect to NTM, CF and bronchiectasis, we have specific obligations to use commercially reasonable efforts to achieve certain developmental and regulatory milestones by set deadlines. Additionally, for NTM, we are obligated to use commercially reasonable efforts to achieve certain commercial milestones in the U.S. and Europe. The consequences of our failing to use commercially reasonable efforts to achieve certain commercial milestones are context-specific, but include ending PARI's non-compete obligation, making the license non-exclusive and terminating the license, in each case with respect to the applicable indication. Similarly, under our license agreement with AstraZeneca, AstraZeneca may terminate our license to INS1007 if we fail to use commercially reasonable efforts to develop and commercialize a product based on INS1007, or we are subject to a bankruptcy or insolvency. Reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms and may materially harm our business.

Risks Related to Our Industry

We operate in a highly competitive and changing environment, and if we are unable to adapt to our environment, we may be unable to compete successfully.

          Biotechnology and related pharmaceutical technology have undergone and are likely to continue to experience rapid and significant change. We expect that the technologies associated with biotechnology research and development will continue to develop rapidly. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies and to obtain and maintain protection for our intellectual property. Any compounds, products or processes that we develop may become obsolete before we recover any expenses incurred in connection with their development. In each of our potential product areas, we face substantial competition from pharmaceutical, biotechnology and other companies, universities and research institutions. Relative to us, most of these entities have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical studies and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. Many of our competitors may achieve product commercialization or obtain patent protection earlier than us. Furthermore, we believe that our competitors have used, and may continue to use, litigation to gain a competitive advantage. Our competitors may also use different technologies or approaches to the development of products similar to the products we are seeking to develop.

          We expect that competing successfully will depend, among other things, on product efficacy, safety, reliability, availability, timing and scope of regulatory approval and price. Specifically, we expect crucial factors will include the relative speed with which we can develop products, complete the clinical testing and regulatory approval processes and supply commercial quantities of the product to the market. We expect competition to increase as technological advances are made and commercial applications broaden. There are potential competitive products, both approved and in development, which include oral, systemic, or inhaled antibiotic products to treat chronic respiratory infections. For instance, certain entities have expressed interest in studying their products for NTM lung disease and are seeking to advance studies in NTM lung disease caused by mycobacterial species other than MAC; however, we are not aware that any such entities are currently conducting clinical trials for the treatment of refractory NTM lung disease caused by MAC or of any approved inhaled therapies specifically indicated for NTM lung disease in North America, Japan or Europe. If any of our competitors develops a product that is more effective, safe, tolerable or, convenient or less expensive than ALIS or our other product candidates, it would likely materially adversely affect our ability to generate revenues. We also may face lower priced generic competitors if third-party payers encourage use of generic or lower-priced versions of our product or if competing products are imported into the U.S. or other countries where we may sell ALIS.

          In addition, there are other amikacin products that have been approved by the FDA, MHLW and other regulatory agencies for use in other indications, and physicians may elect to prescribe those products rather than ALIS to treat the indications for which ALIS may receive approval, which is commonly referred to as off-label use. Although regulations prohibit a drug company from promoting off-label use of its product, the FDA and other regulatory agencies do not regulate the practice of medicine and cannot direct physicians as to what product to prescribe to their patients. As a result, we would have limited ability to prevent any off-label use of a competitor's product to treat diseases for which we have received FDA or other regulatory agency approval, even if such use violates our patents or any statutory exclusivities that FDA may grant for the use of amikacin to treat such diseases. If we are unable to compete successfully, it will materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

If another party obtains orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication, we may be precluded or delayed from commercializing the product in that indication.

          Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition. The company that obtains the first regulatory approval from the FDA for a designated orphan drug for a rare disease generally receives marketing exclusivity for use of that drug for the designated condition for a period of seven years. Similar laws exist in the EU with a term of ten years. See Business — Government Regulation — Orphan Drugs in Item 1 of Part I of our 2016 Annual Report for additional information. If a competitor obtains approval of the same drug for the same indication or disease before us, and the FDA grants such orphan drug exclusivity, we would be prohibited from obtaining approval for our product for seven or more years, unless our product can be shown to be clinically superior.

If we obtain orphan exclusivity for a product, the FDA may approve another product during our orphan exclusivity period for the same indication under certain circumstances.

          The Orphan Drug Act was created to encourage companies to develop therapies for rare diseases by providing incentives for drug development and commercialization. One of the incentives provided by the act is seven years of exclusivity in the U.S. for a drug product that has received orphan designation and is approved for the designated indication. If orphan exclusivity is granted, FDA cannot approve another application for the same drug for the same orphan disease for the same condition for seven years, except under certain circumstances. One such circumstance is if a product with the same active ingredient is proven safe and effective for a different indication. Another circumstance is if a subsequent product with the same active ingredient for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care. The FDA may also approve another product with the same active ingredient and the same indication if the company with orphan drug exclusivity is not able to meet market demand. Further, the FDA may approve more than one product for the same orphan indication or disease as long as the products contain different active ingredients. As a result, even if one of our product candidates receives orphan exclusivity, the FDA can still approve other drugs that have a different active ingredient for use in treating the same indication or disease. All of the above circumstances could create a more competitive market for us and could have a material adverse effect on our business.

Our research, development and manufacturing activities used in the production of ALIS involve the use of hazardous materials, which could expose us to damages, fines, penalties and sanctions and materially adversely affect our results of operations and financial condition.

          We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our research and development program and manufacturing activities for ALIS and our other product candidates involve the controlled use of hazardous materials and chemicals. We generally contract with third parties for the disposal of these materials and wastes. Although we strive to comply with all pertinent regulations, we cannot eliminate the risk of environmental contamination, damage to facilities or injury to personnel from the accidental or improper use or control of these materials. In addition to any liability we could have for any misuse by us of hazardous materials and chemicals, we could also potentially be liable for activities of our CMOs or other third parties. Any such liability, or even allegations of such liability, could materially adversely affect our results of operations and financial condition. We also could incur significant costs associated with civil or criminal fines and penalties.

          In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

We may be subject to product liability claims, and we have only limited product liability insurance.

          The manufacture and sale of human therapeutic products involve an inherent risk of product liability claims, which can lead to significant adverse publicity and obligations to pay damages. We currently have only limited product liability insurance for our products. We do not know if we will be able to maintain existing, or obtain additional, product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This type of insurance is expensive and may not be available on acceptable terms. If we are unable to obtain or maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to commercialize our products. A successful product liability claim brought against us in excess of our insurance coverage, if any, may require us to pay substantial amounts and may materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

Risks Related to Employee Matters and Managing Growth

We are dependent upon retaining and attracting key personnel, the loss of whose services could materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

          We depend heavily on our management team and our principal clinical and commercial personnel, the loss of whose services might significantly delay or prevent the achievement of our research, development or business objectives. Our success depends, in large part, on our ability to attract and retain qualified management, clinical and commercial personnel, and on our ability to develop and maintain important relationships with commercial partners, leading research institutions and key distributors. We plan to hire additional personnel in anticipation of seeking regulatory approval for and commercial launch of ALIS.

          Competition for skilled personnel in our industry and market is very intense because of the numerous pharmaceutical and biotechnology companies that seek similar personnel. These companies may have greater financial and other resources, offer a greater opportunity for career advancement and have a longer history in the industry than we do. We also experience competition for the hiring of our clinical and commercial personnel from universities, research institutions, and other third parties. We cannot assure that we will attract and retain such persons or maintain such relationships. Our inability to retain and attract qualified employees would materially harm our business, financial condition, results of operations and prospects and the value of our common stock.

We expect to expand our development, manufacturing, regulatory and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

          We expect that our potential expansion into areas and activities requiring additional expertise, such as further clinical trials, governmental approvals, manufacturing, sales, marketing and distribution will place additional requirements on our management, operational and financial resources. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees.

          The anticipated commercialization of ALIS and the development of additional product candidates will require significant expenditures by us and place a strain on our resources. If our management is unable to effectively manage our activities in anticipation of commercialization, as well as our development efforts, we may incur higher than expected expenditures or other expenses and our business may otherwise be adversely affected.

Risks Related to Our Common Stock and Listing on the Nasdaq Global Select Market

The market price of our stock has been and may continue to be highly volatile.

          Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol "INSM". The market price of our stock has been and may continue to be highly volatile, and could be subject to wide fluctuations in price in response to various factors, including those discussed herein, many of which are beyond our control. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging biotechnology and pharmaceutical companies like us, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock. Historically, when the market price of a stock has been volatile, shareholders are more likely to institute securities and derivative class action litigation against the issuer of such stock. As described below, a securities class action lawsuit was initiated against us during 2016 following a decline in our stock price.

We, certain of our executive officers and directors and the underwriters from a prior securities offering are subject to a securities class action lawsuit, which may require significant management and board time and attention and significant expense to us and result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and prospects and the value of our common stock.

          We, certain of our executive officers and directors and the underwriters from a prior securities offering have been named as defendants in a securities class action lawsuit initially filed on July 15, 2016. The amended complaint, filed December 15, 2016, alleges that we and certain of our executive officers and directors violated Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and that we, certain of our executive officers and the underwriters violated Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 10b-5 promulgated thereunder of the Exchange Act, by making materially false and misleading statements and omissions relating to the development of ALIS and/or related requests for regulatory approval. It also alleges that the defendant officers and directors violated Section 15 of the Securities Act and that the defendant officers violated Section 20(a) of the Exchange Act. For additional information, see Note 9, Commitments and Contingencies, in Item 1 of Part 1 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. While we believe that we have substantial legal and factual defenses to the claims in the class action and intend to vigorously defend the case, this lawsuit could divert our management's and board's attention from other business matters, the outcome of the pending litigation is difficult to predict and quantify, and the defense against the underlying claims will likely be costly. The ultimate resolution of this matter, which we expect may occur in the near term, could result in payments of monetary damages or other costs, materially and adversely affect our business, financial condition and results of operations, and adversely affect our reputation and prospects, and consequently, could negatively impact the value of our common stock.

          We have insurance policies related to the risks associated with our business, including directors' and officers' liability insurance policies. However, there is no assurance that our insurance coverage will be sufficient or that our insurance carriers will cover all claims in that litigation. If we are not successful in our defense of the claims asserted in the putative action and those claims are not covered by insurance or exceed our insurance coverage, we may have to pay damage awards, indemnify our executive officers and directors from damage awards that may be entered against them and pay the costs and expenses incurred in defense of, or in any settlement of, such claims. In addition, we are indemnifying the underwriters that are party to this action against the claims asserted against them, and these costs and expenses might not be covered by insurance.

          In addition, there is the potential for additional shareholder litigation against us, and we could be materially and adversely affected by such matters.

Certain provisions of Virginia law, our articles of incorporation and amended and restated bylaws and arrangements between us and our employees could hamper a third party's acquisition of, or discourage a third party from attempting to acquire control of us.

          Certain provisions of Virginia law, our articles of incorporation and amended and restated bylaws and arrangements with our employees could hamper a third party's acquisition of, or discourage a third party from attempting to acquire control of, us or limit the price that investors might be willing to pay for shares of our common stock. These provisions or arrangements include:

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  The ability to issue preferred stock with rights senior to those of our common stock without any further vote or action by the holders of our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

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  The existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors.

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  The requirement that shareholders provide advance notice when nominating director candidates to serve on our Board of Directors.

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  The inability of shareholders to convene a shareholders' meeting without the chairman of the board, the president or a majority of the board of directors first calling the meeting.

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  The prohibition against entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless certain criteria are met.

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  In addition to severance agreements with our officers and provisions in our incentive plans that permit acceleration of equity awards upon a change in control, a severance plan for eligible full-time employees that provides such employees with severance equal to six months of their then-current base salaries in connection with a termination of employment without cause upon, or within 18 months following, a change in control.

          We previously had a shareholder rights plan, or "poison pill", which expired in May 2011. Under Virginia law, our Board of Directors may implement a new shareholders' rights plan without shareholder approval. Our Board of Directors intends to regularly consider this matter, even in the absence of specific circumstances or takeover proposals, to facilitate its future ability to quickly and effectively protect shareholder value.

Other Risks Related to Our Business

We have limited experience operating internationally, are subject to a number of risks associated with our international activities and operations and may not be successful in our efforts to expand internationally.

          We currently have limited operations outside of the U.S. As of September 30, 2017, we had 24 employees located in Europe, and we have suppliers located around the world. In order to meet our long-term goals, we will need to grow our international operations over the next several years, including in Japan, and continue to source material used in the manufacture of our product candidates from abroad. Consequently, we are and will continue to be subject to additional risks related to operating in foreign countries, including:

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  Our limited experience operating our business internationally;

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  An inability to achieve the optimal pricing and reimbursement for ALIS or subsequent changes in reimbursement, pricing and other regulatory requirements;

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  Any implementation of, or changes to, tariffs, trade barriers and other import-export regulations in the U.S. or other countries in which we operate;

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  Unexpected adverse events related to ALIS or our other product candidates occurring in foreign markets that we have not experienced in the U.S.;

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  Economic and political conditions, including geopolitical events, such as war and terrorism, foreign currency fluctuations and inflation, which could result in increased or unpredictable operating expenses and reduced revenues and other obligations incident to doing business in, or with a company located in, another country;

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  Changes resulting from (i) the uncertainty and instability in economic and market conditions caused by the UK's vote to exit the European Union; and (ii) the uncertainty regarding how the UK's access to the EU Single Market and the wider trading, legal, regulatory and labor environments will be impacted by the UK's vote to exit the European Union, including the resulting impact on our business; and

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  Compliance with foreign or U.S. laws, rules and regulations, including data privacy requirements, labor relations laws, tax laws, anticompetition regulations, import, export and trade restrictions, anti-bribery/anti-corruption laws, regulations or rules, which could lead to actions by us or our licensees, distributors, manufacturers, other third parties who act on our behalf or with whom we do business in foreign countries or our employees who are working abroad that could subject us to investigation or prosecution under such foreign or U.S. laws.

          These and other risks associated with our international operations may materially adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our business operations, including our drug development programs.

          Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in our operations, it could result in a material adverse effect on our business operations, including a material disruption of our drug development programs. Unauthorized disclosure of sensitive or confidential client or employee data, whether through breach of computer systems, systems failure, employee negligence, fraud or misappropriation, or otherwise, could damage our reputation. Similarly, unauthorized access to or through our information systems and networks, whether by our employees or third parties, could result in negative publicity, legal liability and damage to our reputation. For example, the loss of clinical trial data from completed or ongoing clinical trials for any of our product candidates could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our product candidates could be delayed.

          Although we have general liability insurance coverage, including coverage for errors or omissions, our insurance may not cover all claims, continue to be available on reasonable terms or be sufficient in amount to cover one or more large claims; additionally, the insurer may disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that exceed or are not covered by our insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition, results of operations and prospects and the value of our common stock.

We are subject to the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other anti-corruption laws and trade control laws, as well as other laws governing our operations. If we fail to comply with these laws, we could be subject to negative publicity, civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition, results of operations and prospects and the value of our common stock.

          Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act ("FCPA"), the UK Bribery Act and other anticorruption laws that apply in countries where we do business. The FCPA, UK Bribery Act and these other laws generally prohibit us, our employees and our intermediaries from making prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. The 212 study includes more than 125 sites in 18 countries, and we are conducting the 312 study and plan to conduct the WILLOW study, our global phase 2 study of INS1007 in non-CF bronchiectasis, at a broad range of trial sites around the world. Certain of these jurisdictions pose a risk of potential FCPA violations, and we have relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

          We are also subject to other laws and regulations governing our international operations, including regulations administered by the U.S. Department of Commerce's Bureau of Industry and Security, the U.S. Department of Treasury's Office of Foreign Assets Control, and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, customs requirements, currency exchange regulations and transfer pricing regulations (collectively, "Trade Control laws").

          We may not be effective in ensuring our compliance with all applicable anticorruption laws, including the FCPA or other legal requirements, including Trade Control laws. If we are not in compliance with the FCPA and other anti-corruption laws or Trade Control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and prospects and the value of our common stock. Likewise, even an investigation by U.S. or foreign authorities of potential violations of the FCPA other anti-corruption laws or Trade Control laws could have an adverse impact on our reputation, business, financial condition, results of operations and prospects and the value of our common stock.

Risks Related to the Ownership of Our Notes

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

          Our ability to make scheduled payments of principal or to pay interest on or to refinance our indebtedness, including the indebtedness we would incur as a result of the issuance of the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our outstanding indebtedness was approximately $55.4 million as of September 30, 2017, without giving effect to the notes to be issued in this offering. Our business may not generate cash flow from operations in the future sufficient to satisfy our obligations under the notes and any future indebtedness we may incur and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the notes or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the notes or future indebtedness.

We may still incur substantially more debt or take other actions which would intensify the risks discussed above.

          We and our subsidiaries may be able to incur substantial additional debt in the future. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

The notes will be effectively junior to any secured debt we may incur and structurally subordinated to any liabilities of our subsidiaries.

          The notes are our unsecured obligations exclusively and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, the indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities. Accordingly, the notes will rank senior in right of payment to any future indebtedness we may incur that is expressly subordinated in right of payment to the notes, will rank equally in right of payment with any of our liabilities that are not so subordinated, will be effectively junior in right of payment to any secured indebtedness (including our loan agreement with Hercules) to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our debt will be available to pay obligations on the notes only after such secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

          Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries will be under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

          As of September 30, 2017, on an as adjusted basis after giving effect to this offering (assuming that the underwriters do not exercise their over-allotment option), we would have had approximately $455.4 million in outstanding indebtedness (which amount includes the face amount of the notes).

The notes are not protected by restrictive covenants.

          The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the making of investments, the incurrence of indebtedness or the issuance, purchase or prepayment of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion with a Make Whole Fundamental Change". For these reasons, you should not consider the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

          Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

          Upon the occurrence of a fundamental change, holders of the notes have the right to require us to repurchase their notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, settle conversion of the notes other than solely in shares of our common stock or redeem the notes when available.

          Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date, as described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes". In addition, unless we elect to deliver solely shares of our common stock, we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes — Conversion Rights — Settlement Upon Conversion". However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes, redeem the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing and future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or elect to make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

          Prior to the close of business on the business day immediately preceding October 15, 2024, you may convert your notes only if specified conditions are met. In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes — Conversion Rights". If one or more holders elect to convert their notes, we may elect to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.

          The conversion of some or all of the notes will dilute the ownership interests of existing shareholders to the extent we deliver shares upon conversion of any of the notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

          Prior to the close of business on the business day immediately preceding October 15, 2024, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and/or shares of our common stock into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

          Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

          Upon conversion, we have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock to satisfy our conversion obligation. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each VWAP trading day (as defined below under "Desription of Notes — Conversion Rights — Settlement upon Conversion") in a 40 consecutive VWAP trading day observation period (as defined below under "Description of Notes — Conversion Rights — Settlement upon Conversion"). We will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date if we elect to deliver solely shares of our common stock or on the maturity date, in the case of conversion occurring after the record date immediately preceding the maturity date or the second business day immediately following the end of the applicable observation period if we elect to pay solely cash or pay and deliver a combination of cash and shares of our common stock. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.

The adjustment to the conversion rate for notes converted in connection with a make whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction.

          If a make whole fundamental change occurs prior to the maturity date of the notes, under certain circumstances, we will increase the applicable conversion rate by a number of additional shares of our common stock for notes converted in connection with such make whole fundamental change. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change". The adjustment to the applicable conversion rate for notes converted in connection with a make whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $120.00 per share or less than $29.005 per share (in each case, subject to adjustment), no adjustment will be made to the applicable conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 34.4768 shares of common stock, subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes — Conversion Rates — Conversion Rate Adjustments".

          Our obligation to increase the conversion rate upon the occurrence of a make whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

          Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change, which includes a takeover of us. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to our investors. See "Description of Notes — Conversion Rights — Conversion upon Specified Corporate Events".

The conversion rate of the notes may not be adjusted for all dilutive events.

          The conversion rate is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants to holders of our common stock, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes — Conversion Rights — Conversion Rate Adjustments". However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. We are not restricted from issuing additional common stock during the term of the notes and have no obligation to consider the interests of holders of the notes in deciding whether to issue common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the applicable conversion rate.

Redemption may adversely affect your return on the notes.

          We may not redeem the notes prior to January 15, 2022. On or after January 15, 2022, we may redeem for cash all or any portion of the notes if the last reported sale price of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See "Description of Notes — Optional Redemption On or After January 15, 2022".

Regulatory actions may adversely affect the trading price and liquidity of the notes.

          We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

          The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, which generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day, the adoption by the Financial Industry Regulatory Authority, Inc. ("FINRA") and the national securities exchanges of a "Limit Up-Limit Down" mechanism, which prevents trades in individual listed equity securities from occurring outside of specific price bands during regular trading hours, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes, to effect short sales of our common stock, borrow our common stock, or enter into swaps on our common stock could adversely affect the trading price and liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

          The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in the accompanying prospectus, this prospectus supplement or the documents we have incorporated by reference in the accompanying prospectus and this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

          The ability of holders of the notes to convert the notes prior to the close of business on the business day immediately preceding October 15, 2024 is conditioned on, among other events, the closing price of our common stock reaching and maintaining a closing price no less than a specified threshold for a given period of time, the trading price of the notes falling below a certain level or the occurrence of specified corporate events or distributions. If the closing price threshold is not satisfied, the trading price of the notes does not fall below the relevant threshold and none of the specified distributions or corporate events that would permit a holder to convert occurs, holders would not be able to convert notes except during the period on and after October 15, 2024 and until the close of business on the second scheduled trading day prior to the maturity date.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

          In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon exercise of our outstanding stock options and the vesting of our outstanding restricted stock units. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. As of September 30, 2017, there were 76,568,368 shares of our common stock outstanding, which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act, absent registration under the Securities Act and for certain limited contractual restrictions applicable to certain shares.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, may have a material effect on our reported financial results.

          Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income (or greater net loss) in our financial results because ASC 470-20 requires interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

          Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2024 only under certain circumstances. For example, holders may convert their notes at their option during any quarter commencing after the quarter ending March 31, 2018 (and only during such quarter) if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding quarter is greater than or equal to 130% of the conversion price on each applicable trading day. If the notes become convertible prior to October 15, 2024, we would be required to reclassify our notes and the related debt issuance costs as current liabilities and certain portions of our equity outside of equity to mezzanine equity, which would have an adverse impact on our reported financial results for such quarter, and could have an adverse impact on the market price of our common stock and the trading price of the notes.

          In addition, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method if we have the ability and intent to settle in cash, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that we will be able to continue to demonstrate the ability or intent to settle in cash or that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.

          Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to:

  •
  the conversion date relating to such notes if we have elected physical settlement; and

  •
  the last VWAP trading day of the applicable observation period if we have selected combination settlement;

but to the extent the conversion consideration includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of notes if we have elected physical settlement or the last VWAP trading day of the applicable observation period related to a holder's conversion of notes if we have elected combination settlement, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock resulting from the amendment.

We cannot assure you that an active trading market will develop for the notes.

          Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. If the underwriters cease to act as market makers for the notes, we cannot assure you that another firm or person will make a market in the notes. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

          We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the applicable conversion rate of the notes even though you do not receive a corresponding cash distribution.

          The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends or upon a make whole fundamental change. If the applicable conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the applicable conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make whole fundamental change occurs on or prior to the maturity date, under some circumstances, we will increase the applicable conversion rate for notes converted in connection with the make whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in "Material U.S. Federal Income and Estate Tax Considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Material U.S. Federal Income and Estate Tax Considerations".

The notes will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.

          Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of the notes. Instead, the DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest (including any additional interest), amounts due upon conversion, and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make the payments to DTC. Thereafter, such payments will be credited to DTC participants' accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that to procedures for the granting of such proxies will be sufficient to enable holders to vote on any requests actions on a timely basis.

Risks Related to This Offering

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this notes offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

          We intend to use the net proceeds from this notes offering to fund ongoing and future clinical development of ALIS for patients with NTM lung disease caused by MAC and our efforts to obtain potential regulatory approvals for and, if approved, commercialize, ALIS in its approved indication, including for the build-out of our commercial organization to support global expansion activities for ALIS, including the potential launch of ALIS in the U.S. in 2018; invest in the build-up of third-party manufacturing capacity and preparation of commercial inventory, which includes capital and long term investments; invest in research and development (primarily associated with our ongoing clinical studies for ALIS and ongoing phase 2 program for INS 1007, along with advancement of other pipeline programs, including INS 1009); and fund working capital, potential debt repayment, capital expenditures, general research and development; and for other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates, technology or businesses. This expected use of the net proceeds from this notes offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the success of our clinical development efforts and any potential commercialization efforts, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this notes offering their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this notes offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See "Use of Proceeds" for additional information.

A significant portion of our total outstanding shares may be sold into the market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

          Sales of a substantial number of shares of our common stock in the public market could occur at any time. Such sales, or the perception in the market that the holders of a large number of such shares intend to sell, could reduce the market price of our common stock significantly. Upon the completion of this offering, we and our executive officers and directors will be subject to lock-up agreements with the managers of the underwriters that prohibit us and such executive officers and directors, subject to certain exceptions or receipt of the prior written consent of the managers, from disposing or pledging, or hedging against, our common stock or securities convertible into or exchangeable for shares of our common stock for a period of 90 days, with respect to us, and 60 days with respect to our executive officers and directors, after the date of this prospectus supplement. However, the shares of our common stock outstanding immediately prior to this offering will not be subject to lock-up agreements with the managers of the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction. In addition, the managers of the underwriters may, in their discretion, release the lock-up restrictions described above at any time without notice.

 USE OF PROCEEDS

          We estimate that the net proceeds we will receive from this offering will be approximately $387.3 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional notes in full, we estimate that the net proceeds from this offering will be approximately $435.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

          We currently plan to use the net proceeds from this notes offering as follows:

  •
  to fund ongoing and future clinical development of ALIS for patients with NTM lung disease caused by MAC and our efforts to obtain potential regulatory approvals for and, if approved, commercialize, ALIS in its approved indication, including for the build-out of our commercial organization to support global expansion activities for ALIS, including the potential launch of ALIS in the U.S. in 2018;

  •
  invest in the build-up of third-party manufacturing capacity and preparation of commercial inventory, which includes capital and long term investments;

  •
  invest in research and development (primarily associated with our ongoing clinical studies for ALIS and ongoing phase 2 program for INS 1007, along with advancement of other pipeline programs, including INS 1009); and

  •
  to fund working capital, potential debt repayment, capital expenditures, general research and development, and for other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates, technology or businesses.

          This expected use of the net proceeds from this notes offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the success of our clinical development efforts and any potential commercialization efforts, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this notes offering.

          Pending our use of the net proceeds from this notes offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DESCRIPTION OF NOTES

          We will issue the notes under a base indenture, as supplemented by a supplemental indenture relating to the notes, each to be entered into concurrently with the initial issuance of the notes (the base indenture, as supplemented by the supplemental indenture, the "indenture") between us and Wells Fargo Bank, National Association, as trustee (the "trustee"). You may request copies of the indenture from us as described under "Incorporation of Certain Documents By Reference."

          The following description is a summary of the material provisions of the notes and the indenture and is not complete. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

          For purposes of this description, references to:

    •
    "we", "our" and "us" refer only to Insmed Incorporated and not to its subsidiaries;

    •
    "open of business" refers to 9:00 a.m., New York City time, on a business day;

    •
    "close of business" refers to 5:00 p.m., New York City time, on a business day;

    •
    "business day" refers to any day other than a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed during the hours between open of business and close of business;

    •
    "notes" refer, unless the context otherwise requires, to each $1,000 principal amount of 1.75% Convertible Senior Notes due 2025 offered hereby; and

    •
    "common stock" refers to our common stock, par value $0.01 per share, subject to "— Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock" below.

          Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "— Events of Default".

General

          The notes will:

    •
    be our general unsecured, senior obligations;

    •
    initially be limited to an aggregate principal amount of $400,000,000 (or $450,000,000 if the underwriters' option to purchase additional notes is exercised in full);

    •
    bear cash interest from January 26, 2018 at an annual rate of 1.75%, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018;

    •
    be subject to redemption at our option, on or after, January 15, 2022, in whole or in part, if the conditions described under "— Optional Redemption On or After January 15, 2022" are satisfied;

    •
    be subject to purchase by us at the option of the holders following a fundamental change (as defined below under "— Fundamental Change Permits Holders to Require

      Us to Purchase Notes"), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date;

    •
    mature on January 15, 2025, unless earlier converted or purchased;

    •
    be issued in denominations of $1,000 and multiples of $1,000; and

    •
    be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "— Book-Entry, Settlement and Clearance".

          Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 25.5384 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.16 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

          We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "— Conversion Rights — Settlement upon Conversion". You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

          The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" and "— Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "— Conversion Rights — Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change", the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

          We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

          The notes will not be guaranteed by any of our subsidiaries. No sinking fund is provided for the notes. The notes will not be subject to defeasance.

Additional Notes

          We may, without the consent of, or notice to, the holders, reopen the indenture and issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not part of the same issue as the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. The notes offered by this prospectus supplement and any such additional notes would rank equally and would be treated as a single series for all purposes under the indenture.

Purchase and Cancellation

          We will cause all notes surrendered for payment, repurchase, including as described immediately below (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any of our agents, subsidiaries or affiliates, to be delivered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture. All notes delivered to the trustee will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled as provided in the indenture.

          We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), whether by us or our subsidiaries, repurchase notes in the open market or otherwise, including through privately negotiated transactions or public tender or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

          We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

          We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without giving prior notice to the holders of the notes, and we may act as paying agent or registrar.

          Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon written application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application will remain in effect until the holder notifies, in writing, the registrar to the contrary.

          A holder of notes may transfer or exchange notes as described under "— Book-Entry, Settlement and Clearance". However, we are not required to transfer or exchange any note surrendered for redemption, conversion or required purchase.

          The registered holder of a note will be treated as its owner for all purposes.

Interest

          The notes will bear cash interest at a rate of 1.75% per year until maturity. Interest on the notes will accrue from their first date of initial issuance or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018.

          Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

          If any interest payment date, the redemption date, the maturity date or any earlier required repurchase date upon a fundamental change falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Ranking

          The notes will be our general unsecured obligations that rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The notes will be effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including the $55.0 million outstanding under our loan agreement with Hercules. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full. The notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

          As of September 30, 2017, on an as adjusted basis after giving effect to this offering (assuming that the underwriters do not exercise their option to purchase additional notes), Insmed Incorporated would have had approximately $455.4 million in outstanding indebtedness (which amount includes the face amount of the notes), $55.0 million of which was secured indebtedness, and our subsidiaries had approximately $2.5 million in liabilities outstanding, including trade payables but excluding intercompany indebtedness.

          We may not be able to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk Factors — Risks Related to the Ownership of Our Notes — We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, settle conversion of the notes other than solely in shares of our common stock or redeem the notes when available."

Optional Redemption On or After January 15, 2022

          Prior to January 15, 2022, the notes will not be redeemable. On or after January 15, 2022, and prior to the maturity date, we may redeem for cash all or any portion of the notes if the last reported sale price (as defined below) of our common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day prior to the date on which we provide notice of the redemption. The redemption price of each note to be redeemed will be the principal amount of such note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

          We will send written notice of any redemption and related information not less than 30 nor more than 60 scheduled trading days before the redemption date to the trustee, the paying agent and each holder of the notes. At the time that such notice is sent, we will publish a notice containing the same information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.

          No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

          Prior to the close of business on the business day immediately preceding October 15, 2024 (the "Free Conversion Date"), holders may convert any or all of their notes only upon satisfaction of one or more of the conditions described under the headings "— Conversion upon Satisfaction of Sale Price Condition", "— Conversion upon Satisfaction of Trading Price Condition", and "— Conversion upon Specified Corporate Events". On or after the Free Conversion Date until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert any or all of their notes at any time irrespective of the foregoing conditions.

          The conversion rate will initially be 25.5384 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.16 per share of common stock). The conversion rate with respect to the notes and the conversion price for notes in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price", respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount. The trustee will initially act as the conversion agent.

          Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "— Settlement upon Conversion". If we elect to satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under "— Settlement upon Conversion") calculated on a proportionate basis for each VWAP trading day (as defined below under "— Settlement upon Conversion") in a 40 consecutive VWAP trading day observation period (as defined below under "— Settlement upon Conversion").

          If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first validly withdraws its purchase notice.

          Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our payment and delivery to you of the cash and/or shares of our common stock, as applicable, issued to the converting holder upon conversion will be deemed to satisfy in full our obligation to pay:

    •
    the principal amount of the note; and

    •
    accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

          As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

          Notwithstanding the immediately preceding two paragraphs, if notes are converted after the close of business on a regular record date for the payment of interest, but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

    •
    for conversions following the close of business on the regular record date immediately preceding the maturity date;

    •
    if we have a specified redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted after close of business on such regular record date and on or prior to the open of business on such interest payment date;

    •
    if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted after the close of business on such regular record date and on or prior to the open of business on such interest payment date; or

    •
    to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

          For the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date and any redemption date or fundamental change repurchase date described in the second and third bullets, respectively, in the immediately preceding paragraph will receive the full interest payment due on the maturity date or other applicate interest payment date regardless of whether their notes have been converted, redeemed or repurchased following such regular record date.

          We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will deliver cash in lieu of any fractional share as described under "— Settlement Upon Conversion".

          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

          Holders may surrender their notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

          Prior to the close of business on the business day immediately preceding the Free Conversion Date, a holder may surrender all or any portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

          The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange (as defined below). If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

          "Trading day" means a day on which:

    •
    trading in our common stock (or other security for which a last reported sale price must be determined) generally occurs on the relevant stock exchange, and

    •
    a last reported sale price for our common stock (or last reported sale price for such other security) is available on the relevant stock exchange;

provided, however, if our common stock (or such other security) is not listed, quoted or traded on any U.S. securities exchange or any other market, "trading day" means a "business day".

          "Relevant stock exchange" means The Nasdaq Global Select Market or, if our common stock (or other security for which a last reported sale price must be determined) is not then listed on The Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization or, if our common stock is not then quoted by OTC Markets Group Inc. or similar organization, the principal other market on which our common stock (or such other security) is then traded.

Conversion upon Satisfaction of Trading Price Condition

          Prior to the close of business on the business day immediately preceding the Free Conversion Date, a holder of notes may surrender all or any portion of its notes for conversion during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent's obligation to make a trading price determination.

          The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we do not) obtain bids, or if we give such instruction to the bid solicitation agent and the bid solicitation agent fails to (or, if we are acting as bid solicitation agent, we do not) make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day of such failure.

          The bid solicitation agent (if other than us) will have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination, and we will have no obligation to make such request (or, if we are acting as bid solicitation agent, we will have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we will) determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met on any trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) within one business day following such trading day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for such date, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee) that the trading price condition is no longer met and thereafter neither we nor the bid solicitation agent will be required to solicit bids again until another qualifying request is made as provided above.

          We will initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

  Certain Distributions

          If, prior to the close of business on the business day immediately preceding the Free Conversion Date, we elect to:

    •
    distribute to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; or

    •
    distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date (as defined below) for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of

    •
    the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution; and

    •
    our declaration that such issuance or distribution will not take place.

          "Ex-dividend date" means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange.

  Certain Corporate Events

          Prior to the close of business on the business day immediately preceding the Free Conversion Date, if:

    •
    a transaction or event that constitutes a "fundamental change" (as defined under "— Fundamental Change Permits Holders to Require Us to Purchase Notes") occurs;

    •
    a transaction or event that constitutes a "make whole fundamental change" (as defined under "— Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change") occurs; or

    •
    we are a party to a consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us pursuant to which our common stock would be converted into, or exchanged for, cash, securities or other property or assets, or any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, the notes may be surrendered by a holder for conversion at any time from or after the date that is 30 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business on the 35th trading day after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

          We will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce the such transaction; provided that we will deliver such notice in no event later than the effective date of such corporate event.

          If a holder has already delivered a purchase notice as described under "— Fundamental Change Permits Holders To Require Us To Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required purchase, the holder's right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

Conversion upon Redemption

          If we call any notes for redemption, as described under "— Optional Redemption On or After January 15, 2022," holders may convert such notes called for redemption at any time on or after the date we send the related redemption notice until the close of business on the second business day immediately preceding the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price).

Conversions on or After the Applicable Free Conversion Date

          On or after the Free Conversion Date, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

          If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

          If you hold a certificated note, to convert you must:

    •
    complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

    •
    deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

    •
    if required, furnish appropriate endorsements and transfer documents;

    •
    if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled, as described under "— Conversion Rights — General;" and

    •
    if required, pay all transfer or similar taxes.

          We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder must pay the tax.

          We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date".

Settlement upon Conversion

          Upon conversion of any note, we may choose to pay or deliver, as the case may be:

    •
    cash ("cash settlement");

    •
    shares of our common stock ("physical settlement"); or

    •
    a combination of cash and shares of our common stock ("combination settlement"), as described below.

          We refer to each of these settlement methods as a "settlement method".

          All conversions of notes occurring on or after the Free Conversion Date will be settled using the same relative proportion of cash and/or shares of our common stock as all other conversions occurring on or after the Free Conversion Date. We will inform holders, the trustee and the conversion agent (if other than the trustee) of the settlement method we elect for any conversions occurring on or after the Free Conversion Date no later than the Free Conversion Date. If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

          Except for any conversions of notes that occur on or after the Free Conversion Date, we will use the same settlement method (including the same relative proportion of cash and/or shares of our common stock) for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after the Free Conversion Date, no later than the Free Conversion Date). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to that conversion date and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. Notwithstanding anything to the contrary above, if we call any notes for redemption, then (i) we will specify in the related redemption notice the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the business day immediately before the related redemption date and (ii) if the related redemption date occurs on or after the Free Conversion Date, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after the Free Conversion Date.

          Settlement amounts will be computed as follows:

    •
    if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the applicable conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

    •
    if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below under "— Definitions") for each of the 40 consecutive VWAP trading days (as defined below under "— Definitions") during the related observation period (as defined below under "— Definitions"); and

    •
    if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive VWAP trading days during the relevant observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

          If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes will be computed on the basis of the aggregate principal amount of the notes surrendered.

          The "daily settlement amount", for each of the 40 consecutive VWAP trading days during the applicable observation period, will consist of:

    •
    cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified (or deemed specified) in the notice specifying our chosen settlement method (the "specified dollar amount"), divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

    •
    if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP (as defined below under "— Definitions") for such VWAP trading day.

          Except as described under "— Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change" and "— Recapitalizations, Reclassifications and Changes of Our Common Stock", we will deliver the consideration due in respect of conversion of the notes on:

    •
    if we elect physical settlement, on the second business day immediately following the relevant conversion date for any conversion occurring prior to the record date immediately preceding the maturity date, or on the maturity date, for any conversion occurring on or after the record date immediately preceding the maturity date, or

    •
    the second business day immediately following the last VWAP trading day of the relevant observation period, in the case of any cash settlement or combination settlement.

          We will pay cash in lieu of any fractional share of common stock issuable upon conversion of the notes based on:

    •
    the daily VWAP on the relevant conversion date, in the case of physical settlement; and

    •
    the daily VWAP on the last VWAP trading day of the relevant observation period, in the case of combination settlement.

          Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock will be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement, or the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Definitions

          The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 1/40th of the product of:

    •
    the conversion rate on such VWAP trading day; and

    •
    the daily VWAP on such VWAP trading day.

          The "daily VWAP" means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "INSM <EQUITY> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

          The "observation period" with respect to any note surrendered for conversion means:

    •
    subject to the immediately following bullet, if the relevant conversion date occurs prior to the Free Conversion Date, the 40 consecutive VWAP trading day period beginning on, and including, the third VWAP trading day immediately succeeding such conversion date;

    •
    if the relevant conversion date occurs on or after the date we have sent a redemption notice calling such note for redemption and before the related redemption date, the 40 consecutive trading day period beginning on, and including, the 42nd scheduled trading day immediately before such redemption date; and

    •
    subject to the immediately preceding bullet, if the relevant conversion date occurs on or after the Free Conversion Date, the 40 consecutive VWAP trading day period beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date (if such scheduled trading day is not a VWAP trading day, the immediately following VWAP trading day).

          "VWAP trading day" means a day on which:

    •
    there is no "market disruption event" (as defined below); and

    •
    trading in our common stock generally occurs on the relevant stock exchange.

          If our common stock is not listed or admitted for trading on any relevant stock exchange, "VWAP trading day" means a "business day".

          "Market disruption event" means:

    •
    a failure by the relevant stock exchange to open for trading during its regular trading session; or

    •
    the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

          "Scheduled trading day" means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, "scheduled trading day" means a "business day".

Conversion Rate Adjustments

          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the then-applicable conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the then-applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert their notes.

  (1)
  If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

          Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or the outstanding shares of common stock are not so split or combined, as the case may be, the applicable conversion rate will be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or to effect such share split or share combination, to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

  (2)
  If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan so long as such rights have not separated from the shares of common stock (the separation of the rights from the associated shares of common stock being the distribution of such rights)) entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution of such rights, options or warrants.

          Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the applicable conversion rate will be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, or if no such rights, options or warrants are exercised prior to their expiration, the applicable conversion rate will be decreased to the conversion rate that would then be in effect if such distribution had not occurred.

          For the purpose of this clause (2) and for the purpose of the first bullet point under "— Conversion upon Specified Corporate Events — Certain Distributions", in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of common stock, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

  (3)
  If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends or distributions as to which an adjustment was effected or will be effected in accordance with the 1% provision (as defined below) pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

  •
  distributions of reference property in a transaction described in "— Recapitalizations, Reclassifications and Changes of Our Common Stock";

  •
  except as otherwise described below, rights issued pursuant to a stockholder rights plan of ours; and

  •
  spin offs as to which the provisions set forth below in this clause (3) will apply;

then the applicable conversion rate will be increased based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

          Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the applicable conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

          Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note will receive, in respect of each $1,000 principal amount thereof, at the same time and on the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect on the ex-dividend date for the distribution.

          If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

    •
    we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events that would cause such rights, options or warrants to be exercisable occurs; and

    •
    we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

          With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin off", the applicable conversion rate will be increased based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the applicable conversion rate in effect immediately after the valuation period;

FMV =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "— Conversion upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin off (the "valuation period"); provided that if there is no last reported sale price of the capital stock or similar equity interest distributed to holders of our common stock on such ex-dividend date, the "valuation period" will be the first 10 consecutive trading day period after, and including, the first date such last reported sale price is available; and
MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

          The adjustment to the applicable conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period, but will be given effect at the open of business on the ex-dividend date for such spin off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days will be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin off to, and including, the last trading day of such observation period. If such spin-off does not occur, the conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared, effective as of the date on which our board of directors or a committee thereof determines not to consummate such spin-off.

  (4)
  If we pay or make any cash dividend or distribution to all or substantially all holders of our common stock (other than a distribution as to which an adjustment to the conversion rate was effected pursuant to clause (5) below), the applicable conversion rate will be adjusted based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

          Any increase to the applicable conversion rate made under this clause (4) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the applicable conversion rate will be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the applicable conversion rate that would then be in effect if such dividend or distribution had not been declared.

          Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note will receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate on the ex-dividend date for such cash dividend or distribution.

  (5)
  If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be increased based on the following formula:

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;
AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased or exchanged in such tender or exchange offer;
OS0 =
the number of shares of our common stock outstanding immediately prior to the consummation of the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =
the number of shares of our common stock outstanding immediately after the consummation of the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

          The adjustment to the applicable conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires, but will be given effect at the open of business on the trading day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such observation period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the applicable conversion rate.

          In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect to purchases that have been effected.

          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the applicable conversion rate unless the adjustment would require a change of at least 1% in the applicable conversion rate. However, we will carry forward any adjustment that is less than 1% of the applicable conversion rate, take such carried forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and (b) otherwise (1) the conversion date of (if physical settlement applies to such conversion), or each trading day of the applicable observation period for (if cash or combination settlement applies to such conversion), any note, (2) the date a fundamental change or make-whole fundamental change occurs or (3) the Free Conversion Date, in each case unless such adjustment has already been made. The provisions described in the preceding sentence are referred to as the "1% provision".

          If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "— Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

          As used in this section, "effective date" means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

          As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

          Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 34.4768, subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rate Adjustments".

          Except as stated herein, we will not adjust the applicable conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Further, the applicable conversion rate will not be adjusted:

    •
    upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

    •
    for stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions, pursuant to a stock repurchase program approved by our board of directors;

    •
    upon the issuance of any shares of our common stock or options, warrants or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

    •
    upon the issuance of any shares of our common stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

    •
    solely for a change in the par value of our common stock; or

    •
    for accrued and unpaid interest, if any.

          Subject to any applicable stock exchange listing rules, we are permitted to increase the applicable conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to any applicable stock exchange listing rules, we may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

          A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes to such holder. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income and Estate Tax Considerations".

          Neither the trustee nor the conversion agent shall be responsible for determining whether any event has occurred that would cause a conversion rate adjustment.

Recapitalizations, Reclassifications and Changes of Our Common Stock

          In the case of:

    •
    any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split, share combination or change in par value);

    •
    any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us; or

    •
    any sale, conveyance, lease or other transfer or similar transaction to a third party of all or substantially all of our and our subsidiaries' consolidated assets, taken as a whole,

          in each case, as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property or assets (any such event, a "share exchange event" and any such cash, securities or other property or assets, "reference property", and the amount of reference property that a holder of one share of our common stock immediately prior to such share exchange event would have been entitled to receive upon the occurrence of such share exchange event, a "unit of reference property"), then we or the successor or acquiring company, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective time of the share exchange event, each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of reference property that a holder of a number of shares of common stock equal to the applicable conversion rate immediately prior to such share exchange event would have been entitled to receive upon such share exchange event. However, at and after the effective time of the share exchange event:

    •
    we or the successor or acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the notes as set forth under "— Settlement upon Conversion" and

    •
    any amount payable in cash upon conversion of the notes as set forth under "— Settlement upon Conversion" will continue to be payable in cash;

    •
    any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "— Settlement upon Conversion" will instead be deliverable in the units of reference property that a holder of that number of shares of our common stock would have received in such share exchange event; and

    •
    the daily VWAP and the last reported sale price, as applicable, will be calculated based on the value of a unit of reference property;

          provided, however, that if the holders receive only cash in such share exchange event, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes will be solely cash in an amount equal to the applicable conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "— Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) settlement will occur on the second business day immediately following the conversion date.

          Such supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under "— Conversion Rate Adjustments" above. If the notes become convertible into reference property, we will notify the holders, the trustee and the conversion agent (if other than the trustee), and we will issue a press release containing the relevant information or publish the information on our website or through such other public medium as we may use at that time.

          If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such share exchange event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing.

          For purposes of the foregoing, if the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

          We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

          Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and, if applicable, the period for determining the "stock price" for purposes of a make whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the applicable conversion rate that becomes effective, or any event requiring an adjustment to the applicable conversion rate where the ex-dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change

          If the "effective date" (as defined below) of a "make whole fundamental change" (as defined below) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make whole fundamental change, we will, under certain circumstances, increase the applicable conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below.

          A "make whole fundamental change" means any transaction or event that constitutes a "fundamental change" as defined below under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes", after giving effect to any exceptions or exclusions from such definition but without regard to the proviso in clause (2) of the definition thereof.

          A conversion of notes will be deemed for these purposes to be "in connection with" such make whole fundamental change if the notice of conversion (or, in the case of a global note, the relevant notice of conversion in accordance with DTC's applicable procedures) is received by the conversion agent from, and including, the effective date of the make whole fundamental change up to the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make whole fundamental change that would have been a fundamental change but for subclause (a) of the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make whole fundamental change).

          If the consideration for our common stock in any make whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date.

          We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make whole fundamental change and issue a press release announcing such effective date or publish the information on our website or through such other public medium as we may use at that time no later than five business days after such effective date.

          The "effective date" of a make-whole fundamental change means the date on which the make-whole fundamental change occurs or becomes effective.

          The number of additional shares, if any, by which the applicable conversion rate will be increased will be determined by reference to the applicable table below, based on the effective date of the make-whole fundamental change and the price paid (or deemed to be paid) per share of our common stock in the make whole fundamental change (the "stock price"). If the holders of our common stock receive in exchange for their common stock only cash in a make whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make whole fundamental change.

          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the applicable conversion rate is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the applicable conversion rate as set forth under "— Conversion Rate Adjustments".

          The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes in connection with a make whole fundamental change for each stock price and effective date set forth below:

Effective Date	$29.005	$32.00	$35.00	$38.00	$39.16	$45.00	$50.90	$60.00	$80.00	$100.00	$120.00
January 26, 2018	8.9384	7.4979	6.2207	5.1983	4.8650	3.5419	2.6257	1.6746	0.6458	0.2454	0.0776
January 15, 2019	8.9384	7.2484	5.9426	4.9082	4.5693	3.2430	2.3475	1.4488	0.5076	0.1707	0.0426
January 15, 2020	8.9384	6.9887	5.6205	4.5595	4.2064	2.8722	1.9938	1.1600	0.3408	0.0890	0.0107
January 15, 2021	8.9384	6.6423	5.1750	4.0390	3.6745	2.3024	1.4596	0.7213	0.1229	0.0059	0.0000
January 15, 2022	8.9384	6.5038	4.7979	3.4064	2.9616	1.1790	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2023	8.9384	6.2397	4.2096	2.5301	1.9744	0.7860	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2024	8.9384	5.9757	3.6213	1.6537	0.9872	0.3930	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2025	8.9384	5.7116	3.0330	0.7774	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

          The exact stock price and effective date may not be set forth in the table above, in which case:

    •
    if the stock price is between two stock prices in the applicable table or the effective date is between two effective dates in the applicable table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

    •
    if the stock price is greater than $120.00 per share, (subject to adjustment in the same manner as the stock prices set forth in the column headings of the tables above), no additional shares will be added to the applicable conversion rate; and

    •
    if the stock price is less than $29.005 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the tables above), no additional shares will be added to the applicable conversion rate.

          Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 34.4768 shares of common stock, subject to adjustment in the same manner as the applicable conversion rate as set forth under "— Conversion Rate Adjustments".

          Our obligation to increase the applicable conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

          If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the fundamental change repurchase date, which will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below or, if we fail to specify a fundamental change repurchase date, the 35th business day following the date of our fundamental change notice (without prejudice to any rights or remedies holders may have on account of such failure).

          The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be purchased).

          A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

  (2)
  the consummation of (A) except as set forth in clause (B) below, any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split, share combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property or assets; (B) any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of related transactions of all or substantially all of our and our subsidiaries' consolidated assets, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that neither (a) a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger of us solely for the purpose of changing our jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity will be a fundamental change pursuant to this clause (2);

  (3)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

  (4)
  our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of the Nasdaq Global Select Market or the New York Stock Exchange (or any of their respective successors).

          A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of shares of common stock or depositary receipts representing common equity interests, in each case, that are listed or quoted on any of the Nasdaq Global Select Market or the New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (these securities being referred to as "publicly traded securities") and, as a result of such transaction or transactions, the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under "— Conversion Rights — Settlement upon Conversion"). For purposes of the definition of a fundamental change, any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) without giving effect to the proviso in clause (2) above will be deemed to be solely a fundamental change under clause (2) of such definition (subject to the proviso to clause (2)).

          On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

    •
    the events causing a fundamental change;

    •
    the effective date of the fundamental change;

    •
    the last date on which a holder may exercise the purchase right;

    •
    the fundamental change repurchase price;

    •
    the fundamental change repurchase date;

    •
    the name and address of the paying agent and the conversion agent, if applicable;

    •
    the applicable conversion rate and any adjustments to the applicable conversion rate, if applicable;

    •
    that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

    •
    the procedures that holders must follow to require us to purchase their notes.

          Substantially concurrently with providing such notice, we will issue a press release or publish the information on our website or through such other public medium as we may use at that time.

          Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

          If the notes are held in certificated form, to exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice, to the paying agent. Each purchase notice must state:

    •
    if certificated, the certificate numbers of your notes to be delivered for purchase;

    •
    the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

    •
    that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

          If the notes are not in certificated form, the purchase notice given by each holder must comply with applicable DTC procedures.

          Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal will state:

    •
    the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;

    •
    if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

    •
    the principal amount, if any, which remains subject to the purchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.

          If the notes are not in certificated form, the withdrawal notice given by each holder must comply with applicable DTC procedures.

          We will be required to repurchase the notes on the fundamental change repurchase date. Holders that have exercised the purchase right will receive payment of the fundamental change repurchase price on the later of:

    •
    the fundamental change repurchase date; and

    •
    the time of book-entry transfer or the delivery of the notes.

          If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and not validly withdrawn:

    •
    the notes will cease to be outstanding and interest will cease to accrue (whether or not book- entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

    •
    all other rights of the holder will terminate (other than (x) the right to receive the fundamental change repurchase price and (y) if the fundamental change repurchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on such regular record date to receive the related interest payment).

          In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

    •
    comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

    •
    file a Schedule TO or any other required schedule under the Exchange Act; and

    •
    otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes;

          in each case, so as to permit the rights and obligations under this "— Fundamental Change Permits Holders to Require Us to Purchase Notes" to be exercised in the time and in the manner specified in the indenture.

          No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated (other than in connection with a default in the payment of the fundamental change repurchase price), and such acceleration has not been rescinded, on or prior to such date.

          The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          The definition of fundamental change includes a phrase relating to the sale, conveyance, lease or other transfer of "all or substantially all" of the consolidated assets of ours and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, conveyance, lease or other transfer of less than all of the consolidated assets of ours and our subsidiaries, taken as a whole, may be uncertain.

          If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors — Risks Related to the Ownership of Our Notes — We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, settle conversion of the notes other than solely in shares of our common stock or redeem the notes when available." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may incur indebtedness in the future that may include similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Exchange in Lieu of Conversion

          When a holder surrenders its notes for conversion, we may, at our election (an "exchange election"), direct the conversion agent to surrender, on or prior to the business day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such notes, cash, shares of our common stock or any combination thereof that would otherwise be due upon conversion as described above under "— Conversion Rights — Settlement upon Conversion" (the "conversion consideration"). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution of the relevant deadline for delivery of the conversion consideration.

          Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver the relevant conversion consideration as if we had not made an exchange election.

          Our designation of a financial institution to which the notes may be submitted for exchange does not require such institution to accept any notes.

Consolidation, Merger and Sale of Assets

          The indenture will provide that we may not consolidate with or merge with or into any other person, or sell, convey, transfer or lease all or substantially all of our properties and assets to any entity, which we refer to as a successor entity, unless:

    •
    we are the surviving entity or the successor entity (if other than us) is a corporation or limited liability company treated as a corporation for U.S. federal income tax purposes existing under the laws of the United States, any State within the United States or the District of Columbia and expressly assumes our obligations under the notes and the indenture;

    •
    immediately after giving effect to the transaction, no default or event of default will have occurred and be continuing under the indenture; and

    •
    certain other conditions specified in the indenture are met.

          Upon any such consolidation, merger, sale, conveyance, transfer or lease in which there is a successor person, such successor person will succeed to, and be substituted for, and may exercise every right and power of, ours under the indenture, and thereafter, except in the case of a lease, we will be relieved from our obligations and covenants under the notes and the indenture.

          Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

          Each of the following is an event of default with respect to the notes:

  (1)
  default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

  (3)
  our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and such failure continues for a period of five business days;

  (4)
  our failure to comply with our obligations under "— Consolidation, Merger and Sale of Assets";

  (5)
  our failure to give a fundamental change notice as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to the notes when due;

  (6)
  our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

  (7)
  default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or will hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, prior to a date that is 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes (provided, however, that if such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, then the event of default by reason of the failure to pay such principal when due will be deemed not to have occurred);

  (8)
  certain events of bankruptcy, insolvency, or reorganization of us, any of our significant subsidiaries (as defined below); or

  (9)
  a final judgment or judgments for the payment $50 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished.

          A "significant subsidiary" is a subsidiary that is a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC, provided that in the case of a subsidiary that meets the criteria of clause (3) thereof but not clause (1) or (2) thereof, such subsidiary will not be a "significant subsidiary" unless such subsidiary's income from continuing operations before income taxes, extra items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $50 million.

          If an event of default occurs and is continuing with respect to the notes (other than an event of default described in clause (8) above with respect to us (and not with respect to a significant subsidiary)), the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes, by notice to us and the trustee may declare 100% of the principal amount of and accrued and unpaid interest on all the notes to be due and payable; upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately. Upon an event of default described in clause (8) above with respect to us (and not with respect to a significant subsidiary), 100% of the aggregate principal amount and accrued and unpaid interest will automatically be due and payable immediately.

          Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "— Reports" below, will (x) for the first 90 days after the occurrence of such an event of default (beginning on, and including, the date on which such an event of default first occurs), consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of such notes outstanding for each day during such 90-day period on which such event of default is occurring and (y) for the period from, and including, the 91st day after the occurrence of such an event of default to, and including, the 180th day after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding for each day during such additional 90-day period on which such event of default is continuing. In no event will the additional interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 90-day period or 0.50% per annum during the subsequent 90-day period pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

          This additional interest will be payable in the same manner and on the same date as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

          In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election in writing on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

          If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

          The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to non-payment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend) and rescind and annul any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

          Each holder will have the right to receive payment or delivery, as the case may be, of:

    •
    the principal (including the fundamental change repurchase price, if applicable) of;

    •
    accrued and unpaid interest, if any, on; and

    •
    the consideration due upon conversion of, its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates will not be impaired or affected without the consent of such holder.

          Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an event of default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

          Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

          We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture at our instruction, the trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

          The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must give each holder of notes notice of the default within 90 days after it obtains such knowledge. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of the notes. In addition, we are also required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Modification and Amendment

          We and the trustee may amend or supplement the indenture and the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

    •
    change the stated maturity of the principal of or any interest on the notes;

    •
    reduce the principal amount of or the rate of interest on the notes or any amount payable upon the redemption or repurchase thereof;

    •
    reduce the fundamental change repurchase price of any note or amend or modify the provisions with respect to the purchase rights of the holders as described above under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" in a manner adverse to holders of notes;

    •
    reduce the amount of principal payable upon acceleration of the maturity of the notes;

    •
    change the currency of payment of principal of (including the fundamental change repurchase price) or interest on the notes, or change any note's place of payment;

    •
    impair the right of any holder to receive payment of principal of and interest on such holder's notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes or the consideration due upon conversion;

    •
    change the ranking of the notes in any manner adverse to the holders;

    •
    impair or adversely affect the right of holders to convert notes or otherwise modify in a manner adverse to the holders the provisions with respect to conversion, or reduce the conversion rate, subject to such modifications as are required under the indenture; or

    •
    modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

          We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes:

    •
    to cure any ambiguity, omission, defect or inconsistency in the indenture or in the notes in a manner that does not adversely affect holders of the notes;

    •
    to provide for the assumption by a successor corporation of our obligations under the indenture and the notes, in accordance with the provisions of the indenture described above under "— Consolidation, Merger and Sale of Assets";

    •
    to make provisions with respect to conversion rights of the holders of the notes as described under "— Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock" in accordance with the applicable provisions of the indenture;

    •
    to appoint a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent with respect to the notes;

    •
    to add or provide for guarantees of, or additional obligors on, the notes;

    •
    to secure the notes;

    •
    to add to our covenants or events of default for the benefit of the holders of the notes or surrender any right or power conferred upon us;

    •
    to make any change that does not adversely affect the rights of any holder of the notes;

    •
    in connection with any share exchange event described under "Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "Conversion Rights — Settlement upon Conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

    •
    to increase the conversion rate as provided in the indenture;

    •
    to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

    •
    to conform the provisions of the indenture to the "Description of Notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

          Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

          We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes, or by depositing with the trustee or delivering to the holders of the notes, as applicable, after all of the notes have become due and payable, whether at maturity or at any fundamental change repurchase date, redemption date or otherwise and/or have been converted (and the related conversion settlement amounts have been determined), cash or cash and, if applicable, shares of common stock (solely to satisfy conversions), as applicable, sufficient to pay all of the outstanding notes and/or satisfy all conversions, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

          Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, daily VWAPs, daily conversion values, daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Reports

          The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be delivered or filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered and filed with the trustee as of the time such documents are filed via EDGAR (though the trustee will have no obligation to determine whether such documents have been filed via EDGAR).

Trustee

          Wells Fargo Bank, National Association is the trustee, registrar, paying agent and conversion agent. Wells Fargo Bank, National Association in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any party other than itself contained in this document or the related documents or for any failure by us or any other such party to disclose events that may have occurred and may affect the significance or accuracy of such information.

          We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

          The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book Entry, Settlement and Clearance

The Global Notes

          The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

          Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

    •
    upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

    •
    ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

          Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book Entry Procedures for the Global Notes

          All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

          DTC has advised us that it is:

    •
    a limited purpose trust company organized under the laws of the State of New York;

    •
    a "banking organization" within the meaning of the New York State Banking Law;

    •
    a member of the Federal Reserve System;

    •
    a "clearing corporation" within the meaning of the Uniform Commercial Code; and

    •
    a "clearing agency" registered under Section 17A of the Exchange Act.

          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

          So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

    •
    will not be entitled to have notes represented by the global note registered in their names;

    •
    will not receive or be entitled to receive physical, certificated notes; and

    •
    will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

          As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

          Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

          Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

          Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same day funds.

Certificated Notes

          Notes in physical, certificated form will be issued and delivered (a) to each person that DTC identifies as a beneficial owner of the related notes only if: (i) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days; or (ii) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (b) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its beneficial interest in the notes be exchanged for notes in physical, certificated form, to such beneficial owner in an amount corresponding to such beneficial interest.

 UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement, to be dated the date of this prospectus supplement, between us, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, and Leerink Partners LLC, as the managers of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amount of notes shown opposite its name below:

Underwriter	Principal Amount of Firm Securities To Be Purchased
Goldman Sachs & Co. LLC	$150,000,000
Morgan Stanley & Co. LLC	$120,000,000
Leerink Partners LLC	$110,000,000
Stifel, Nicolaus & Company, Incorporated	$20,000,000

Total	$400,000,000

          The underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the over-allotment option described below, unless and until the over-allotment option is exercised.

          The underwriters have an option to buy up to an additional $50,000,000 in aggregate principal amount of the notes, solely to cover over-allotments, if any. They may exercise that option for 30 days from the date of this prospectus supplement. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in the same proportion as set forth in the table above.

          The following table shows the underwriting discounts and commissions to be received by the underwriters in connection with the sale of the notes, assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Without Exercise of Over- Allotment Option	With Full Exercise of Over- Allotment Option
Per $1,000 principal amount of Notes	$30.00	$30.00
Total	$12,000,000	$13,500,000

          We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $680,000. We have agreed to reimburse the underwriters in an amount not to exceed $10,000 for certain expenses related to the offering's compliance with the rules of the Financial Industry Regulatory Authority. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

          Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 1.8% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.9% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Restrictions on Sales of Similar Securities

          In connection with this offering, we and each of our directors and executive officers have agreed, subject to certain exceptions, that, for a period of 90 days, with respect to us, and 60 days with respect to our executive officers and directors, after the date of this prospectus supplement, we and they will not, without the prior written consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Leerink Partners LLC, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the notes, shares of common stock beneficially owned by them or any securities so owned convertible into or exercisable or exchangeable for common stock; or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock.

Stabilization

          The notes are a new issue of securities with no established trading market. The company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

          In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. If the underwriters create a short position in the notes in connection with the offering, the underwriters may cover that short position by purchasing notes in the open market or by exercising all or a part of the option to purchase additional notes described above. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Activities and Relationships

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Insmed (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

          Other than in the United States, no action has been taken by us or any underwriter that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

          The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a "retail investor" means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive").

          Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

United Kingdom

          Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

Hong Kong

          The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

          Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

          Where the notes are subscribed for or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

          The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

          The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

          This section discusses certain material U.S. federal income and estate tax considerations relating to the purchase, ownership, disposition and conversion of the notes and the ownership and disposition of the common stock into which the notes may be converted. This section does not provide a complete analysis of all potential U.S. federal income and estate tax considerations. The information provided below is based on existing U.S. federal income and estate tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income and estate tax consequences of purchasing, owning, disposing of or converting the notes or owning or disposing of the common stock into which the notes may be converted.

          This discussion generally applies only to beneficial owners of the notes that purchase their notes for cash in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal gift tax laws or any applicable non-U.S., state or local laws.

          This section does not purport to address all aspects of U.S. federal income and estate taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell the notes or common stock under the constructive sale provisions of the Code).

          INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

          For purposes of this discussion, a "U.S. holder" is any beneficial owner of the notes or, upon conversion of the notes, our common stock that, for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust that (x) is subject to the primary supervision of a U.S. court and one or more U.S. persons has the authority to control all substantial decisions of the trustor or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

          A "non-U.S. holder" is any beneficial owner of the notes or, upon conversion of the notes, our common stock that is not a U.S. holder and that is not a partnership for U.S. federal income tax purposes (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

          If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, disposing of, or converting such note and owning and disposing of the common stock into which the note may be converted.

U.S. Holders

Taxation of Interest

          U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

          In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by more than a de minimis amount, the holder will be required to include such excess in income as "original issue discount" over the term of the instrument on a constant yield to maturity basis, irrespective of the holder's regular method of tax accounting. We believe, and the rest of this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Certain Contingencies

          Under the terms of the notes, in certain circumstances we may be obligated to pay a holder amounts in excess of stated interest or principal, or to redeem the notes in advance of their stated maturity. See "Description of Notes" above. We believe that there is only a remote possibility that we would be required to pay additional interest or other payments, or that if such additional interest or other payments were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest or other payments will not subject the notes to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the notes). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position in the manner required by applicable Treasury regulations. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments. If, contrary to our expectations, we pay additional interest or other payments, such additional interest or other payments should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder's regular method of tax accounting. In the event we pay additional interest or other payments on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Constructive Distributions

          The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of the notes to receive more shares of common stock on conversion may increase such holders' proportionate interests in our earnings and profits or assets. In that case, the holders of the notes may be treated as though they received a taxable distribution. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our shareholders. The adjustment to the conversion rate of notes converted in connection with a make whole fundamental change, as described under "Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion in Connection with a Make Whole Fundamental Change" above, also may be treated as a taxable distribution. If an event occurs that dilutes the interests of shareholders or increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable distribution to holders of the notes. An adjustment to the conversion rate with the effect of preventing the dilution of the note holders' interests upon a stock split or other change in capital structure made pursuant to a bona fide reasonable adjustment formula, however, is not treated as a constructive stock distribution. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock paid in cash or other property, as described below under "— U.S. Holders — Distributions". Generally, a U.S. holder's adjusted tax basis in a note will be increased by the amount of such taxable constructive distribution that is treated as a dividend. U.S. holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for the dividends received deduction (for corporate holders) or the reduced rates described in the previous paragraph (for non-corporate holders), as the requisite applicable holding periods might not be considered to be satisfied.

          Furthermore, in certain circumstances, the failure to adjust the conversion rate under the indenture may result in a deemed taxable distribution to holders of our common stock.

          We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of the notes (including holders of the notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of the notes and withholding agents may rely on them prior to that date under certain circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

          A U.S. holder generally will recognize gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into shares of our common stock or into a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under "— U.S. Holders — Conversion of Notes" below, or an exchange in lieu of conversion, the U.S. federal income tax consequences of which are described under "— U.S. Holders — Exchange in Lieu of Conversion" below). A U.S. holder's gain or loss will equal the difference between the amount realized (other than amounts attributable to accrued but unpaid interest) and the holder's tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder's tax basis in the note generally will equal the amount the holder paid for the note (increased for taxable constructive distribution). The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder's gain or loss. Instead, that portion will be taxed as ordinary interest income as described above to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note generally will be long-term capital gain or loss if the holder's holding period exceeds one year. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Effect of a Consolidation or Merger

          In certain situations, we may consolidate or merge into another entity as described under "Description of Notes — Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock". Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger could result in a deemed taxable exchange to a U.S. holder, and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Moreover, if the notes were to become exchangeable into stock of an entity other than the obligor, such an exchange would generally be a taxable event.

Exchange in Lieu of Conversion

          If a U.S. holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the notes and delivers cash, shares of our common stock or a combination of cash and shares of our common stock for the notes, as described under "Description of the Notes — Exchange in Lieu of Conversion" above, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under "— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes". In such case, a U.S. holder's tax basis in any shares of our common stock received will equal the fair market value of the stock on the date of the exchange, and the holder's holding period in the shares of our common stock received will begin the day after the date of the exchange.

Conversion of Notes

          Upon conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under "— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes" above, subject to the discussion under "— U.S. Holders — Constructive Distributions" below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend.

          A U.S. holder generally will not recognize any income, gain or loss on the conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest. A U.S. holder's aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) will equal the U.S. holder's tax basis in the note. The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the note.

          The tax consequences of the conversion of a note into a combination of cash and shares of our common stock are not entirely clear. If the note constitutes a "security" for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. The term "security" is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a "security" for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security", one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities", and instruments with an original term of less than five years are generally not treated as "securities". We intend to take the position that the notes are "securities" for U.S. federal income tax purposes, although there can be no assurance in this regard.

          If the note is a security and the conversion is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder will not be permitted to recognize loss, but will be required to recognize gain, if any. The amount of gain recognized by a U.S. holder will in that case equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder's tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under "— U.S. Holders — Constructive Distributions" above regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend, the gain recognized by a U.S. holder upon conversion of a note generally will be long-term capital gain if the holder's holding period in the note exceeds one year at the time of the conversion. Long-term capital gains of non-corporate taxpayers generally are taxed at reduced rates. The U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally will equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the converted note.

          Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. If that were the case, a U.S. holder's aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis (based on fair market value). A U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder's tax basis in the portion of the note treated as redeemed, subject to the discussion under "— U.S. Holders — Constructive Distributions" above regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend. See "— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes" above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under "— U.S. Holders — Constructive Distributions" above regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable stock dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder's holding period in the common stock received (other than shares attributable to accrued interest) would include the holding period in the converted note.

          With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if at the time of the conversion, the U.S. holder's holding period in the notes exceeds one year.

          Any amounts received, including cash and the value of any portion of our common stock, attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after the date of conversion.

          A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in "Description of Notes — Conversion Rights", should consult its own tax advisor concerning the appropriate treatment of such payment.

          If we undergo certain corporate transactions, as described under "Description of Notes — Conversion Rights — Adjustment to Conversion Rate — Recapitalizations, Reclassifications and Changes of Our Common Stock" above, the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such corporate transaction had the notes been converted into our common stock immediately prior to such corporate transaction, except that such holders will not be entitled to receive make whole shares unless such notes are converted in connection with the make whole fundamental change. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. Whether or not such an adjustment results in a deemed exchange, a conversion of a note into such consideration might be a taxable event.

          U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Distributions

          If, after a U.S. holder acquires any of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend to the extent of such current or accumulated earnings and profits; and will be includible in a U.S. holder's income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. The amount of dividends received with respect to our shares by certain non-corporate U.S. Holders (including individuals) generally will be subject to taxation at a preferential rate under the rules relating to "qualified dividend" income, subject to the holding period and other requirements. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder's investment, up to the U.S. holder's tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock (as described above under "— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes"). If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met. As discussed above under "— Constructive Distributions," if an event occurs that dilutes the note holders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them.

Sale, Exchange or Other Taxable Disposition of Common Stock

          A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of common stock. The U.S. holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of common stock will be long-term capital gain or loss if the holder's holding period in the common stock exceeds one year at the time of the sale, exchange or other taxable disposition. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

          The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

          Payments of interest to non-U.S. holders generally are subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence), collected by means of withholding by the payor.

          Payments of interest on the notes to most non-U.S. holders, however, will qualify as "portfolio interest", and thus, subject to the discussion below regarding backup withholding and FATCA, and will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders are eligible for the portfolio interest exemption and certify their nonresident status as described below.

          The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

  •
  owns, actually or constructively, applying certain attribution rules, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

  •
  is a "controlled foreign corporation" that is related, directly or indirectly, to us through stock ownership; or

  •
  is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected, and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder (see the discussion under "— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business" below).

          In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation's stock by vote or by value.

          The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of an applicable income tax treaty and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock

          Subject to the discussion below regarding backup withholding and FATCA, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes or common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under "— Non-U.S. Holders — Taxation of Interest" above), unless:

  •
  the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under "— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business;"

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions apply, in which case the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax (or lower applicable income tax treaty rate), even though the individual is not considered a resident of the United States; or

  •
  the rules of the Foreign Investment in Real Property Tax Act ("FIRPTA") (described below) treat the gain as effectively connected with a U.S. trade or business.

          The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes or common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder's holding period for the notes or common stock disposed of), a "United States real property holding corporation" ("USRPHC"). In general, we would be a USRPHC if U.S. real property interests comprised at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends and Constructive Dividends

          Dividends paid to a non-U.S. holder on any common stock received on conversion of a note and any taxable constructive dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under "— U.S. Holders — Constructive Distributions" above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. In the case of constructive dividends, because there may be no cash from which to withhold the required amount, withholding may apply to interest payments or other payments or deliveries made with respect to the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, such holder. Dividends on the common stock that are effectively connected with a non-U.S. holder's conduct of a U.S. trade or business are discussed below under "— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business".

Income or Gains Effectively Connected With a U.S. Trade or Business

          The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership, disposition or conversion of the notes and the ownership and disposition of the common stock into which the notes may be converted by a non-U.S. holder discusses the U.S. federal income tax considerations for a non-U.S. holder that is not engaged in a U.S. trade or business for U.S. federal income tax purposes. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if an applicable tax treaty requires, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a "branch profits tax". The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Foreign Account Tax Compliance Act

          Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act ("FATCA") may impose withholding tax on certain types of payments made to "foreign financial institutions", and "non-financial foreign entities" as defined in the Code and applicable Treasury regulations. The legislation, together with the Treasury regulations issued thereunder, generally imposes a 30% withholding tax on interest income on the Notes, dividends on our common stock, and, beginning on January 1, 2019, gross proceeds from the sale or other disposition of our common stock, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) an exemption applies. If the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the applicable foreign country has entered into an "intergovernmental agreement" with the United States regarding FATCA, such agreement may permit the payee to report to that country rather than to the U.S. Treasury. Prospective investors should consult their tax advisors regarding this legislation.

Backup Withholding and Information Reporting

          The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends (including constructive dividends), and proceeds paid by brokers to their customers. This reporting regime is reinforced by "backup withholding" rules, which require the payor to withhold from payments to certain recipients subject to information reporting if any such recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect taxpayer identification number, or repeatedly failed to report interest or dividends on tax returns.

          Payments of interest or dividends (including constructive dividends) to U.S. holders of the notes or common stock and payments made to U.S. holders by a broker upon a sale of the notes or our common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements.

          The amount of interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "— Non-U.S. Holders — Taxation of Interest" and "— Non-U.S. Holders — Dividends and Constructive Dividends" above, generally will be reported annually to the IRS. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest or constructive dividends on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

          Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

          A note held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the decedent's gross estate for U.S. estate tax purposes, provided that (i) such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote and (ii) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

          The preceding discussion of material U.S. federal income and estate tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the notes and the common stock, including the applicability and effect of any state, local or non-U.S. tax laws, and of any pending or subsequent changes in applicable laws.

 LEGAL MATTERS

          The validity of the notes being offered hereby will be passed upon for us by Covington & Burling LLP, Washington, D.C. Certain Virginia law matters will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia. Ropes & Gray LLP, Boston, Massachusetts, is counsel for the underwriters in connection with this offering.

EXPERTS

          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus supplement and the date this offering is terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017;

  •
  Current Reports on Form 8-K, filed with the SEC on May 19, 2017, May 22, 2017, and September 11, 2017; and

  •
  Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

          You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC's website (www.sec.gov) or our website (www.insmed.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

          You may also request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
Attention: Christine Pellizzari, General Counsel and Corporate Secretary
(908) 977-9900

PROSPECTUS

Common Stock
Debt Securities

        We may from time to time offer to sell the securities identified above in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of selling securityholders to be named in a prospectus supplement. This prospectus describes some of the general terms that may apply to an offering of our securities. Each time we or any selling securityholders sell securities pursuant to this prospectus, the specific terms and any other information relating to a specific offering and, if applicable, the selling securityholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a prospectus supplement or in one or more documents incorporated by reference in this prospectus. The amendment, supplement or incorporated document(s), as applicable, may also add to, update or change information contained in this prospectus.

        Our securities may be offered and sold in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, directly to purchasers, or through a combination of these methods. The names and compensation of any underwriter, dealer or agent involved in the sale of our securities will be described in the applicable prospectus supplement. See "Plan of Distribution" on page 16 of this prospectus for additional information.

        You should read this prospectus, any applicable prospectus supplement and any incorporated documents carefully before you invest in our securities. This prospectus is not an offer to sell our securities, and it is not soliciting an offer to buy our securities, in any state or other jurisdiction where the offer or sale is not permitted.

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "INSM." On January 19, 2018, the last reported sale price for our common stock was $29.28. You are encouraged to obtain current market prices for shares of our common stock.

        Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900.

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading "Risk Factors" on page 1 of this prospectus.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act. Under this shelf registration process, we and any selling securityholders may offer and sell from time to time in one or more offerings the securities described in this prospectus.

        This prospectus provides you with a general description of our securities. Each time we or any selling securityholders sell securities pursuant to this prospectus, we and the selling securityholders will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add to, update or change information contained in this prospectus. To the extent that any statement that we or any selling securityholders make in a prospectus supplement or incorporate by reference from a future SEC filing is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or such incorporated document. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We and the selling securityholders may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our securities. You should carefully read this prospectus, any applicable prospectus supplement and any relevant free writing prospectus, together with the information incorporated herein by reference, prior to making any decision regarding an investment in our securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us and the selling securityholders with the SEC. We have not, and no selling securityholder has, authorized anyone to provide you with different information. We are not, and no selling securityholder is, making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "Insmed", the "Company", "we", "us" and "our" refer to Insmed Incorporated, a Virginia corporation, together with its

i

consolidated subsidiaries. Insmed is a trademark of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties' trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

INSMED INCORPORATED

        We are a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site specific treatment of serious lung diseases.

        Our lead product candidate is amikacin liposome inhalation suspension (formerly known as liposomal amikacin for inhalation), which is in late-stage development for adult patients with treatment refractory nontuberculous mycobacteria lung disease caused by Mycobacterium avium complex, a rare and often chronic infection that can cause irreversible lung damage and which can be fatal. Our earlier clinical-stage pipeline includes INS1007 and INS1009. INS1007 is a novel oral, reversible inhibitor of dipeptidyl peptidase 1, an enzyme responsible for activating neutrophil serine proteases, which are implicated in the pathology of chronic inflammatory lung diseases, such as non-cystic fibrosis bronchiectasis. INS1009 is an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension. Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our Internet address is www.insmed.com. The information on our web site is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement.

RISK FACTORS

        An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under "Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Each of these risks could materially and adversely affect our business, results of operations and financial condition, resulting in a decline in the trading price of our common stock and a complete or partial loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. "Forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential," "continues," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.

        Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:

  •
  risks that the full six-month data from the CONVERT study (the "CONVERT study" or the "212 study") or subsequent data from the remainder of the study's treatment and off-treatment phases will not be consistent with the top-line six-month results of the study;

  •
  uncertainties in the research and development of our existing product candidates, including due to delays in data readouts, such as the full data from the 212 study, patient enrollment and retention or failure of our preclinical studies or clinical trials to satisfy pre-established endpoints, including secondary endpoints in the 212 study and endpoints in the 212 extension study (the "312 study");

  •
  risks that subsequent data from the 312 study will not be consistent with the interim results;

  •
  failure to obtain, or delays in obtaining, regulatory approval from the U.S. Food and Drug Administration, Japan's Ministry of Health, Labour and Welfare, Japan's Pharmaceuticals and Medical Devices Agency, the European Medicines Agency, and other regulatory authorities for our product candidates or their delivery devices, such as the eFlow Nebulizer System, including due to insufficient clinical data, selection of endpoints that are not satisfactory to regulators, complexity in the review process for combination products or inadequate or delayed data from a human factors study required for U.S. regulatory approval;

  •
  failure to maintain regulatory approval for our product candidates, if received, due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from confirmatory clinical studies;

  •
  safety and efficacy concerns related to our product candidates;

  •
  lack of experience in conducting and managing preclinical development activities and clinical trials necessary for regulatory approval, including the regulatory filing and review process;

  •
  failure to comply with extensive post-approval regulatory requirements or imposition of significant post-approval restrictions on our product candidates by regulators;

  •
  uncertainties in the rate and degree of market acceptance of product candidates, if approved;

  •
  inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of our product candidates, if approved;

  •
  inaccuracies in our estimates of the size of the potential markets for our product candidates or limitations by regulators on the proposed treatment population for our product candidates;

  •
  failure of third parties on which we are dependent to conduct our clinical trials, to manufacture sufficient quantities of our product candidates for clinical or commercial needs, including our raw materials suppliers, or to comply with our agreements or laws and regulations that impact our business;

  •
  inaccurate estimates regarding our future capital requirements, including those necessary to fund our ongoing clinical development, regulatory and commercialization efforts as well as milestone payments or royalties owed to third parties;

  •
  failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third-party collaborators;

  •
  uncertainties in the timing, scope and rate of reimbursement for our product candidates;

  •
  changes in laws and regulations applicable to our business and failure to comply with such laws and regulations;

  •
  inability to repay our existing indebtedness or to obtain additional capital when needed on desirable terms or at all;

  •
  failure to obtain, protect and enforce our patents and other intellectual property and costs associated with litigation or other proceedings related to such matters;

  •
  restrictions imposed on us by license agreements that are critical for our product development, including our license agreements with PARI Pharma GmbH and AstraZeneca AB, and failure to comply with our obligations under such agreements;

  •
  competitive developments affecting our product candidates and potential exclusivity related thereto;

  •
  the cost and potential reputational damage resulting from litigation to which we are a party, including, without limitation, the class action lawsuit pending against us;

  •
  loss of key personnel;

  •
  lack of experience operating internationally; and

  •
  risks that the net proceeds from our offerings of our securities are not spent as currently intended or in ways that enhance the value of your investment in our securities.

        We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made. Actual events or results may differ materially from the results, plans, intentions or expectations anticipated in these forward-looking statements as a result of a variety of factors, many of which are beyond our control. More information on factors that could cause actual results to differ materially from those anticipated are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated from time to time in our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, including any applicable prospectus supplement. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

        You should read this prospectus, the registration statement of which this prospectus forms a part, the documents incorporated by reference herein, and any applicable prospectus supplement in their entirety and with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of our securities offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        To date, the amount of our fixed charges has exceeded our earnings. The following table sets forth our historical ratios of earnings to fixed charges for the period indicated, and should be read in conjunction with the consolidated financial statements and accompanying notes incorporated by reference into this prospectus.

						Nine Months Ended September 30, 2017
	Year Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings (loss) to fixed charges(1)	—	—	—	—	—	—

(1)
Earnings were inadequate to cover fixed charges for the years ended December 31, 2012, 2013, 2014, 2015 and 2016 by $41.4 million, $57.5 million, $89.7 million, $120.2 million and $176.3 million, respectively, and for the nine months ended September 30, 2017, by $127.7 million.

        The deficiency of earnings available to cover fixed charges has been computed on a consolidated basis. "Earnings" consist of loss from continuing operations before income taxes, plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to debt and an estimate of the interest component of rent expense.

        As of the date of this prospectus, we have no shares of preferred stock outstanding and, consequently, our ratio of combined fixed charges and preference dividends to earnings is the same as our deficiency of earnings available to cover fixed charges as disclosed above.

DESCRIPTION OF COMMON STOCK

        The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the "Articles of Incorporation"), our Amended and Restated Bylaws (the "Bylaws") and applicable provisions of the Virginia Stock Corporation Act ("VSCA"). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

General

        Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2017, there were 76,610,508 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividend Rights

        Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.

Rights Upon Liquidation

        In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.

Voting Rights

        Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have recently adopted a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.

        Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:

  •
  remove a director, which may only be done for cause; and

  •
  alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights

        Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "INSM."

DESCRIPTION OF DEBT SECURITIES

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities will be our direct obligations, either secured or unsecured, and may include convertible debt securities. The debt securities may be our senior, senior subordinated or subordinated obligations. The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee, which we may amend or supplement from time to time. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time. The indenture will be qualified under the Trust Indenture Act of 1939, as amended.

        The following summary of the material provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and certificate evidencing the applicable debt securities. Therefore, you should carefully consider the form of indenture that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words "we," "us" or "our" refer only to Insmed Incorporated and not to our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

General

        Debt securities may be issued in one or more series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indenture. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

  •
  the title of the debt securities;

  •
  the offering price;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the aggregate principal amount that may be issued;

  •
  the person to whom any interest on a debt security will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest;

  •
  the date or dates on which the principal of any debt securities is payable;

  •
  the interest rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for any such interest payable on any interest payment date (or the method of determining the dates or rates);

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option and, if other than by a resolution of the board of directors, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  the obligation, if any, of ours to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or repurchase, in whole or in part, pursuant to such obligation;

  •
  if other than in denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;

  •
  if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than U.S. currency, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable and the manner of determining the equivalent thereof in U.S. currency for any purpose, and whether we or a holder may elect payment to be made in a different currency;

  •
  if the principal of or any premium or interest on the debt securities is to be payable, at our election or a holder, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units that the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity thereof;

  •
  if the principal amount payable at stated maturity of the debt securities will not be determinable as of any one or more dates prior to stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof that will be due and payable upon maturity other than the state maturity or that will be deemed to be outstanding as of any date prior to the stated maturity (or, in each case, the manner that such amount deemed to be the principal amount will be determined);

  •
  if applicable, whether the debt securities will be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities and, if other than by a resolution of the board of directors, the manner in which any election by us to defease such debt securities will be evidenced;

  •
  if applicable, the terms of any right or obligation to convert or exchange debt securities, including, if applicable, the conversion or exchange rate or price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of a holder or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

  •
  whether or not the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  the forms of the debt securities and whether the debt securities will be issuable in whole or in part in the form of one or more global securities, and if so, the respective depositaries for such global securities, the form of any legend or legends that will be borne by any such global securities in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of the persons other than the depositary for such global security or a nominee thereof;

  •
  any deletion of, addition to or change in the events of default which applies to the debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

  •
  any deletion of, addition to or change in the covenants set forth in the indenture which apply to the debt securities;

  •
  any authenticating agents, paying agents, security registrars or such other agents necessary in connection with the issuance of the debt securities, including exchange rate agents and calculations agents;

  •
  if applicable, any terms of any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  if applicable, the terms of any guaranties for the debt securities and any circumstances under which there may be additional obligors on the debt securities; and

  •
  any other terms of such debt securities.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of sending such notice; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be delivered to the depositary or nominee or custodian;

  •
  bear any required legends; and

  •
  constitute a single debt security.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in the applicable prospectus supplement has occurred permitting or requiring the issuance of any such security.

Conversion or Exchange

        If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include, as applicable, the conversion or exchange price or rate, the conversion or exchange period, provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Payment and Paying Agents

        Unless otherwise indicated in the prospectus supplement applicable to a series of debt securities, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check or by wire transfer to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in the prospectus supplement applicable to a series of debt securities. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; and

  •
  at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        We will set forth in the prospectus supplement any financial or restrictive covenants applicable to any issue of a particular series of debt securities.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease all or substantially all our properties and assets to, any entity, unless:

  •
  the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

  •
  the successor entity assumes our obligations under the debt securities and the applicable indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met regarding our delivery of our officer's certificate and opinion of counsel to trustee.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, sell or transfer all or part of its properties to us.

Events of Default

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indenture:

  (1)
  we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

  (2)
  we fail to pay principal of or any premium on any debt security of that series when due;

  (3)
  we fail to perform, or breach, any other covenant or warranty in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  (4)
  certain bankruptcy, insolvency or reorganization events with respect to us.

        Additional or different events of default applicable to a series of debt securities may be described in the prospectus supplement for that series. An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.

        Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series that is known to a responsible officer of the trustee, the trustee will give the holders of the debt securities of such series notice of such default as and to the extent provided by the Trust Indenture Act.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interests of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        If an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act as a prudent person during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity reasonably satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee and have offered to the trustee security or indemnity reasonably satisfactory to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) immediately above.

        To the extent any debt securities are outstanding, we will furnish the trustee an annual statement as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants and/or events of default;

  •
  making certain changes to facilitate the issuance of the debt securities;

  •
  securing the debt securities, including provisions relating to the release or substitution of collateral;

  •
  providing for guaranties of, or additional obligors on, the debt securities;

  •
  providing for a successor trustee or additional trustees;

  •
  curing any ambiguities, defects or inconsistencies;

  •
  conforming the terms to the description of the terms of the securities in an offering memorandum, prospectus supplement or other offering document;

  •
  any other changes that do not adversely affect the rights or interest of any holder;

  •
  complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and

  •
  complying with the applicable procedures of the applicable depositary.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date of such debt security;

  •
  reduce the percentage in principal amount of outstanding securities of any series required for the consent of holders for any supplemental indenture or for any waiver provided for in the indenture;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except:

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  a default in the payment of the principal of or any premium or interest on any debt security of that series as and when the same will become due and payable by the terms thereof, otherwise than by acceleration; or

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  in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding security of such series affected by such default.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations under the debt securities of any series that have matured or will mature or be redeemed within one year, subject to limited exceptions, if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        The indenture contains a provision that permits us to elect either or both of the following:

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  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities and satisfy certain other conditions described in the indenture. This amount may be deposited in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As one of the conditions to either of the above elections, for debt securities denominated in U.S. dollars, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        "Foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

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  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

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  any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

        "U.S. government obligations" means:

  (1)
  any security which is:

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  a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, which is not callable or redeemable at the option of the issuer thereof or

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  an obligation of a person controlled or supervised by or acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which is not callable or redeemable at the option of the issuer thereof; and

  (2)
  any depository receipt issued by a bank as custodian with respect to any U.S. government obligation specified in the two bullet points above and held by such bank for the account of the holder of such deposit any receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Notices

        Notices to holders will be delivered in person, mailed by first-class mail (registered or certified, return receipt requested), sent by facsimile transmission, email or overnight air courier guaranteeing next day delivery. If any debt securities are in the form of global securities, notices will be sent in accordance with the applicable rules and procedures of the depositary.

Governing Law; Wavier of Jury Trial; Jurisdiction

        The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.

        The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

        The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture, the securities or the transactions contemplated thereby may be instituted in the Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by any method permitted under the indenture (to the extent allowed under any applicable statute or rule of court) to such party's address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness, under the debt securities, the indenture, or in any board resolution, officer's certificate or supplemental indenture. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indenture and the issuance of the debt securities.

Regarding the Trustee

        The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indenture.

        The indenture will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling securityholders may sell the securities registered pursuant to this prospectus in the following ways:

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  to or through underwriters;

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  to or through dealers;

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  through agents;

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  directly to purchasers; or

  •
  through a combination of any of the foregoing methods.

        We and any selling securityholders reserve the right to sell directly to or exchange our securities directly with investors on our own behalf in those jurisdictions where we are authorized to do so.

        We and any selling securityholders may distribute such securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We and any selling securityholders, or the purchasers of the securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the securities. Underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our securities as a principal and may then resell such securities at varying prices to be determined by the dealer.

        We and any selling securityholders will name any underwriter, dealer or agent involved in the offer and sale of securities in the applicable prospectus supplement. In addition, we and any selling securityholders will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we and any selling securityholders will receive from the sale of our securities, any compensation we and any selling securityholders will pay to underwriters, dealers or agents in connection with such offering of our securities, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our securities will be listed. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and any selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We and any selling securityholders may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We and any selling securityholders may grant underwriters who participate in the distribution of the securities being registered pursuant to this prospectus an option to purchase additional securities in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

        To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Such transactions may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we and any selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing such securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Should these transactions be undertaken, they may be discontinued at any time.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the legality of the securities being offered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. and/or Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. We maintain a website at www.insmed.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We have filed with the SEC a registration statement under the Securities Act with respect to the securities registered pursuant hereto. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. For further information with respect to us and the securities registered pursuant to this prospectus, you should review the registration statement, the applicable prospectus supplement, the information incorporated herein and therein, and the exhibits included herein and therein.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this registration statement and, in the case of any particular offering of our securities, the date such offering is terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017;

  •
  Current Reports on Form 8-K, filed with the SEC on May 19, 2017, May 22, 2017, and September 11, 2017; and

  •
  Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

        Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and information that we subsequently file with the SEC will automatically update and supersede the information herein to the extent inconsistent herewith. This means that it is important to review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference has been modified or superseded.

        You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
Attention: Christine Pellizzari, General Counsel and Corporate Secretary
(908) 977-9900

$400,000,000

1.75% Convertible Senior Notes due 2025

Goldman Sachs & Co. LLC	Morgan Stanley	Leerink Partners
Stifel